UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a - 12
COLUMBIA PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

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One Glenlake Parkway, Suite 1200
Atlanta, Georgia 30328

March 20, 2015

Dear Stockholder:
We cordially invite you to attend the 2015 Annual Meeting of Stockholders of Columbia Property Trust, Inc., to be held on Monday, May 4, 2015, at 1:30 p.m. Eastern Time, at The Westin Atlanta Perimeter North, 7 Concourse Parkway, NE, Atlanta, Georgia 30328. The items of business are listed in the following Notice of Annual Meeting of Stockholders and are more fully addressed in the proxy statement.
We had another significant year in 2014, as we continued to execute our strategy to improve the overall quality of Columbia's portfolio through investment in value creation opportunities in key markets. Specifically, we advanced this objective through two acquisitions in San Francisco for a total of $539.0 million, and the disposition of four smaller properties in outlying markets for $135.5 million and one single-tenant asset in Atlanta for $290.0 million.
Please review the proxy statement thoroughly and submit your vote as soon as possible in advance of the annual meeting on May 4, 2015. Your vote is very important. Please respond immediately to help us avoid potential delays and additional expenses to solicit votes.
We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to certain of our stockholders over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting.
On behalf of your Board of Directors, thank you for your support of Columbia Property Trust, Inc.
Sincerely,
John L. Dixon
Chairman of the Board

Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy:

(1)	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card (if you received a proxy card),

(2)	by telephone through the number noted in the proxy card (if you received a proxy card), or

(3)	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith.
Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 4, 2015

Columbia Property Trust, Inc.
One Glenlake Parkway, Suite 1200
Atlanta, Georgia 30328

Time:	1:30 p.m. Eastern Time

Date:	May 4, 2015

Place:	The Westin Atlanta Perimeter North, 7 Concourse Parkway, NE, Atlanta, Georgia 30328

Record Date:	Stockholders of record at the close of business on February 24, 2015, are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

Purpose:	(1)	Elect eight directors nominated by the Board of Directors for one year terms;

	(2)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015;

	(3)	Approve, on an advisory basis, executive officer compensation, sometimes referred to as a "say on pay"; and

	(4)	Consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Your attention is directed to the proxy statement provided with this Notice.
By Order of the Board of Directors
E. Nelson Mills
President, Chief Executive Officer
and Director

Atlanta, Georgia
March 20, 2015
Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded as early as possible. Stockholders have the following three options for submitting their votes by proxy:

(1)	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card (if you received a proxy card),

(2)	by telephone through the number noted in the proxy card (if you received a proxy card), or

(3)	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith.
Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 4, 2015: The proxy statement and 2014 Annual Report are available at:
http://www.columbiapropertytrust.com/proxy

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting Information

•	May 4, 2015, at 1:30 p.m. Eastern Time

•	The Westin Atlanta Perimeter North, 7 Concourse Parkway, NE, Atlanta, Georgia 30328.

•	The record date is February 24, 2015
Items of Business

Proposal		Board Vote Recommendation	Page Reference
1.	Elect eight directors nominated by the Board of Directors for one year terms	FOR ALL	48

2.	Ratify the appointment of our independent registered public accounting firm	FOR	49

3	Approve, on an advisory basis, executive officer compensation	FOR	50
Election of Directors
The Board of Directors, or the Board, of Columbia Property Trust, Inc. ("we," "us," "our," or the "Company") is asking you to elect the eight nominees for director named below for terms that expire at the 2016 annual meeting of stockholders. The directors will be elected by a plurality vote; however, our Corporate Governance Guidelines require that each director will offer to resign if the director receives a greater number of votes "withheld" than votes "for" such election in an uncontested election of directors.
The following table provides summary information about the eight director nominees. For further information about the nominees, see "Management of our Company - Board of Directors."

Name	Age	Occupation	Year First Became a Director	Independent	Board Committees
Charles R. Brown	76	Chairman, CRB Realty Associates	2003	Yes	Audit Operations

Richard W. Carpenter	78	Chairman of the Board, MidCountry Financial Corp.	2003	Yes	Executive Nominating/Governance Operations

John L. Dixon*	72	Former President and Director, Pacific Select Group, LLC	2008	Yes	Compensation Executive Nominating/Governance Operations

Murray J. McCabe	47	Managing Partner, Blum Capital Partners, L.P.	2013	Yes	Compensation Operations

E. Nelson Mills	54	President and Chief Executive Officer, Columbia Property Trust, Inc.	2007	No	Executive

Michael S. Robb	67	Former Executive Vice President of the Real Estate Division of Pacific Life Insurance Company	2015	Yes	**

George W. Sands	69	Former Partner, KPMG LLP	2010	Yes	Audit Compensation

Thomas G. Wattles	63	Executive Chairman, DCT Industrial Trust, Inc.	2013	Yes	Audit Operations
* Independent Chairman of the Board
**Joined the Board during the first quarter of 2015 and will be assigned to committees after the annual meeting

Ratification of the Appointment of the Independent Registered Public Accounting Firm
The Board of Directors is asking you to ratify the selection of Deloitte & Touche LLP, or Deloitte, as our independent registered public accounting firm for the year ending December 31, 2015.
Advisory Approval of Executive Compensation
The Board of Directors is asking you to approve, on an advisory basis, the compensation of the Named Executive Officers, or NEOs, as disclosed in this proxy statement. We believe that our compensation policies and practices reflect the following objectives of our compensation program:

•	to attract, retain, and motivate talented executives;

•	to provide incentives for the attainment of short-term operating objectives and strategic long-term performance goals; and

•	to emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations, brand development, and stockholder returns.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
The 2015 Annual Meeting of Stockholders will be held on Monday, May 4, 2015, at The Westin Atlanta Perimeter North, 7 Concourse Parkway, NE, Atlanta, Georgia 30328, beginning at 1:30 p.m. Eastern Time. The proxy is solicited by our Board of Directors. We anticipate that a Notice of Internet Availability of Proxy Materials or a printed set of proxy materials will first be mailed to our stockholders on or about March 20, 2015.
This proxy statement contains information about the items to be voted on at our annual stockholders meeting. To make this information easier to understand, we have presented general information about the annual meeting in a question-and-answer format below.
Why is this proxy statement being made available?
Our Board of Directors has made this proxy statement available to you because you own shares of our common stock and our Board of Directors is soliciting your proxy to vote your shares at the 2015 annual stockholders meeting. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues in accordance with the rules of the Securities and Exchange Commission ("SEC") and is designed to assist you in voting.
What is a proxy?
A proxy is a person who votes the shares of stock of another person who cannot attend a meeting in person. The term "proxy" also refers to the proxy card. When you vote by Internet, telephone, or returning a proxy card, you are giving your permission to vote your shares of common stock at the annual meeting. The people who will vote your shares of common stock at the annual meeting are E. Nelson Mills, James A. Fleming, or Wendy W. Gill, each of whom are our officers. They will vote your shares of common stock as you instruct.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice of Internet Availability of Proxy Materials in the mail. The Notice of Internet Availability of Proxy Materials instructs you on how to access and review the proxy statement and 2014 Annual Report to Stockholders over the Internet. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet. We believe that this e-proxy process expedites stockholders' receipt of proxy materials, while also lowering our costs and reducing the environmental impact of our annual meeting. We have used this e-proxy process to furnish proxy materials to certain of our stockholders over the Internet.
If you received a Notice of Internet Availability of Proxy Materials in the mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials provided in the Notice of Internet Availability of Proxy Materials.
Who is entitled to vote?
Anyone who owned our common stock at the close of business on February 24, 2015, the record date, is entitled to vote at the annual meeting. Every stockholder is entitled to one vote for each share of common stock held.
How many shares of common stock were outstanding as of the record date?
As of February 24, 2015, there were 125,076,869 shares of our common stock issued and outstanding.
What am I voting on?
You are being asked to vote on the following:

•	to elect the eight directors nominated by the Board of Directors and listed in this proxy statement for one year terms;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015; and

•	to approve, on an advisory basis, the executive compensation of the Named Executive Officers as disclosed in this proxy statement, sometimes referred to as a "say on pay."
No cumulative voting rights are authorized, and dissenters' rights are not applicable to the matters being voted upon.

How does the Board recommend that I vote?
The Board recommends that stockholders vote:

•	FOR the election of the eight directors nominated by the Board of Directors and listed in this proxy statement for one year terms;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015; and

•	FOR the approval, on an advisory basis, of the executive compensation of the Named Executive Officers as disclosed in this proxy statement.
How may I vote for each proposal?
For "Proposal 1 -- Election of Directors," you may vote for all nominees, withhold from all nominees, or withhold from individual nominees.
For "Proposal 2 -- Ratification of the Appointment of the Independent Registered Public Accounting Firm," you may vote for or against the proposal, or you may abstain from voting on the proposal.
For "Proposal 3 -- Advisory Approval of Executive Compensation," you may vote for or against the proposal, or you may abstain from voting on the proposal.
What are the voting requirements to elect the Board of Directors?
"Proposal 1 -- Election of Directors" requires a plurality of the votes cast to elect directors. This means that the director nominee with the most votes for a particular board seat is elected for that seat. Abstentions, "withhold" votes, and broker non-votes will have no effect on the outcome of the election, but they will count toward the establishment of a quorum.
In order to enhance your ability to influence the composition of the Board of Directors in an uncontested election such as this, we have adopted a policy as part of our Corporate Governance Guidelines requiring each of the nominees to offer to resign should he receive fewer "for" votes than "withhold" votes. If a director must offer to resign because of "withhold" vote totals, the Nominating and Corporate Governance Committee must accept or reject the offer of resignation within 90 days following certification of the stockholder vote. If the Nominating and Corporate Governance Committee accepts the offer, then the resignation will be effective upon acceptance. If the Nominating and Corporate Governance Committee rejects the offer, it must publicly disclose its reasons for doing so.
What happens if a director nominee is unable to stand for election?
The Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies will be voted for the substitute nominee designated by the Board of Directors. Proxies cannot be voted for more than eight director nominees at the annual meeting.
What are the voting requirements to approve the other proposals?
"Proposal 2 -- Ratification of the Appointment of the Independent Registered Public Accounting Firm" requires the affirmative vote of the holders of at least a majority of the votes cast thereon to pass. Abstentions and broker non-votes will not have an effect on the vote, but they will count toward the establishment of a quorum.
"Proposal 3 -- Advisory Approval of Executive Compensation" requires the affirmative vote of the holders of at least a majority of the votes cast thereon to pass. Abstentions and broker non-votes will not have an effect on the vote, but they will count toward the establishment of a quorum.
How will voting on any other business be conducted?
Although we do not know of any business to be considered at the annual meeting other than the items identified in the notice of annual meeting, if any other business is properly presented at the annual meeting, your proxy gives authority to each of E. Nelson Mills, our Chief Executive Officer and President; James A. Fleming, our Executive Vice President and Chief Financial Officer; and Wendy W. Gill, our Senior Vice President and Treasurer, to vote on such matters in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion.

How do I vote?
If you are a stockholder of record, meaning that your shares are registered in your name, you have four voting options. You may vote:

•	by proxy over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card (if you received a proxy card),

•	by proxy by telephone through the number noted in the proxy card (if you received a proxy card),

•	by proxy by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith, or

•	by attending the annual meeting and voting in person.
Whether or not you plan to attend the meeting and vote in person, we urge you to have your proxy vote recorded in advance of the meeting. If you attend the annual meeting and vote at the annual meeting, any previous proxy votes that you submitted, whether by Internet, phone, or mail, will be superseded by the vote that you cast at the annual meeting.
If you have Internet access, we encourage you to vote via the Internet. It is convenient and it saves us significant postage and processing costs. In addition, when you vote by proxy via the Internet or by phone prior to the meeting date, your proxy vote is recorded immediately and there is no risk that postal delays will cause your proxy vote to arrive late and, therefore, not be counted.
If your shares are held in "street name" through a broker, bank, or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank, or other nominee. Street name holders may vote in person only if they have a legal proxy to vote their shares as described below.
What if I return my proxy card but do not provide voting instructions?
If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows:

•	FOR the election of the eight directors nominated by the Board of Directors and listed in this proxy statement for one year terms,

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015, and

•	FOR the approval, on an advisory basis, of the executive compensation of the Named Executive Officers as disclosed in this proxy statement.
What if I change my mind after I vote my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	voting again over the Internet or by telephone prior to 11:59 p.m. Eastern Time on May 3, 2015;

•	signing and returning another proxy card with a later date, provided we receive the second proxy card before the annual meeting date; or

•	voting in person at the annual meeting.
Only the most recent proxy vote will be counted, and all others will be discarded regardless of the method of voting.
Can all stockholders vote in person at the annual meeting?
We will pass out written ballots to anyone who wants to vote at the annual meeting.

•	If you hold your shares directly in your name, we will be able to verify your name on our stockholder register.

•
If you hold your shares in "street name" through a broker, bank, or other nominee, you must bring with you a legal proxy from your broker, bank, or other nominee authorizing you to vote such shares in order to vote in person at the annual meeting. Please note that, if you request a legal proxy, any previously submitted proxy will be revoked and your shares will not be voted unless you attend the annual meeting and vote in person or appoint another proxy to vote on your behalf.

Will my shares be voted if I do not vote over the Internet, vote by telephone, sign and return my proxy card, or vote in person at the annual meeting?
If you are a stockholder of record, meaning that your shares are registered in your name, and you do not vote over the Internet, by telephone, by signing and returning your proxy card, or by voting in person at the annual meeting, then your shares will not be voted and will not count in deciding the matters presented for consideration in this proxy statement.
If your shares are held in "street name" through a broker, bank, or other nominee and you do not vote your shares, your broker, bank, or other nominee may vote your shares on your behalf under certain circumstances.

•
On "routine" matters, including the ratification of the appointment of the independent registered public accounting firm described in this proxy statement, brokerage firms have authority under New York Stock Exchange ("NYSE") rules to vote their customers' shares if their customers do not provide voting instructions. When a brokerage firm votes its customers' shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the annual meeting and in determining the number of shares voted for or against the routine matter.

•
On "nonroutine" matters, including the election of directors and the "say on pay" advisory vote described in this proxy statement, if the brokerage firm has not received instructions from the stockholder, the brokerage firm cannot vote the shares on that proposal. Accordingly, it is particularly important that you provide voting instructions to your brokerage firm, so that your shares may be voted with respect to these items.

•
When a brokerage firm does not have the authority to vote its customers' shares or does not exercise its authority, these are referred to as "broker non-votes." Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the annual meeting.
How many votes do you need to hold the annual meeting?
In order for us to conduct the annual meeting, we must have a quorum. A quorum consists of the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. Your shares will be counted as present at the annual meeting if you:

•	vote over the Internet or by telephone,

•	properly submit a proxy card (even if you do not provide voting instructions), or

•	attend the annual meeting and vote in person.
Will my vote make a difference?
Yes. Because we are a widely held REIT with more than 70,000 stockholders of record, your vote is VERY IMPORTANT. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.
Who pays the cost of this proxy solicitation?
We will pay all the costs of soliciting these proxies. We have contracted with Georgeson, Inc., d/b/a Computershare Fund Services ("CFS"), to assist us in the distribution of proxy materials and the solicitation of proxies. We expect to pay CFS fees of approximately $15,000 to solicit proxies, plus other fees and expenses for other services related to this proxy solicitation, which include review of proxy materials; dissemination of brokers' search cards; distribution of proxy materials; operating online and telephone voting systems; and receipt of executed proxies. We also will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our officers and employees may also solicit proxies, but they will not be specifically compensated for these services.
Is this proxy statement the only way that proxies are being solicited?
No. In addition to mailing this proxy solicitation material, employees of CFS, our employees, and our officers also may solicit proxies in person, via the Internet, by telephone, or by any other electronic means of communication or by other means of communication we deem appropriate.

If I share my residence with another stockholder, how many copies of the Notice of Internet Availability of Proxy Materials or of the printed proxy materials will I receive?
In accordance with SEC rules, we are sending only a single Notice of Internet Availability of Proxy Materials or set of the printed proxy materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice, known as "householding," reduces the volume of duplicate information received at your household and helps us reduce costs.
Each stockholder subject to householding that receives printed proxy materials will continue to receive a separate proxy card or voting instruction card. We will deliver promptly, upon written or oral request, a separate copy of the annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of these documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to the following address: Columbia Property Trust Investor Relations,   c/o American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219, or call 1-855-347-0042. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.
What if I consent to have one set of materials mailed now but change my mind later?
You may withdraw your householding consent at any time by contacting our Investor Relations department at the address and telephone number provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instruction.
The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?
When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting our Investor Relations department at the address and telephone number provided above.
If I plan to attend the annual meeting in person, should I notify anyone?
While you are not required to notify anyone in order to attend the annual meeting, if you do plan to attend the meeting, we would appreciate it if you indicate your plans to attend the annual meeting when you vote by Internet or telephone or mark the appropriate box on the proxy card to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.
How can I obtain a copy of the 2014 Annual Report and the Annual Report on Form 10-K for the year ended December 31, 2014?
You may access, read, and print copies of the proxy materials for this year's annual meeting, including our proxy statement, form of proxy card, and annual report to stockholders, at the following Web address: www.columbiapropertytrust.com/proxy.
We file annual, quarterly, and current reports; proxy statements; and other information with the SEC. You may read and copy any reports, statements, or other information we file with the SEC on the Web site maintained by the SEC at www.sec.gov. At the written request of any stockholder who owns common stock as of the close of business on the record date, we will provide, without charge, paper copies of our Annual Report on Form 10-K, including the financial statements and financial statement schedule, as filed with the SEC, except exhibits thereto. If requested by eligible stockholders, we will provide copies of the exhibits for a reasonable fee. You can request copies of our Annual Report on Form 10-K by following the instructions on the Notice of Internet Availability of Proxy Materials or by mailing a written request to: Corporate Secretary, One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting. We will publish the final results in a current report on Form 8-K filed with the SEC within four business days of the annual meeting.

MANAGEMENT OF OUR COMPANY
Board of Directors
Our Board of Directors has oversight responsibility for our operations and makes all major decisions concerning our business. We currently have ten directors. The term of each of our directors expires at the annual meeting. Eight of our directors have been nominated for reelection to serve one year terms that will expire at the 2016 annual meeting and until their successors are elected and qualified. See "Proposal 1 -- Election of Directors" on page 48.
Bud Carter and Neil Strickland are retiring from our Board as of the annual meeting. Messrs. Carter and Strickland have served on our Board from the very beginning and have made significant contributions to our Company. In particular, each was instrumental in several milestones for our Company, including the transition to internal management, our listing on the NYSE, and the formulation of our Company's strategic plan. We thank them for their service and wish them all the best in their future endeavors.
Biographical information about our nominees for director and the experience, qualifications, attributes, and skills considered by our Nominating and Corporate Governance Committee and the Board of Directors in determining that the nominee should serve as a director appears below. For additional information about how we identify and evaluate nominees for director, see "Corporate Governance - Selection of Director Nominees."

Name	Position(s)	Age	Year First Became a Director
E. Nelson Mills	President, Chief Executive Officer and Director	54	2007
John L. Dixon	Chairman of the Board and Director*	72	2008
Charles R. Brown	Director*	76	2003
Richard W. Carpenter	Director*	78	2003
Murray J. McCabe	Director*	47	2013
Michael S. Robb	Director*	67	2015
George W. Sands	Director*	69	2010
Thomas G. Wattles	Director*	63	2013
*Indicates status as an independent Director.
Michael S. Robb was first appointed to the Board of Directors effective January 1, 2015. He was recommended as a candidate for director by our nonemployee directors. The other seven directors have served since our last annual meeting.
E. Nelson Mills was appointed our President in July 2010 and our Chief Executive Officer, or CEO, in February 2013 and has served as one of our directors since April 2007. Mr. Mills is responsible for the Company's overall strategy, capital transactions, operations, and performance of its portfolio of investments. Since 2010, he has led the Company in the establishment of an internal management team, a substantial repositioning of the portfolio, enhanced and expanded access to more efficient capital resources, and the development and implementation of a comprehensive strategic plan and growth strategy for the future.
Mr. Mills has 28 years of experience in the real estate investment and financial services industries. Prior to joining the Company in 2010, he served for five years (2005 to 2009) as the President and Chief Operating Officer of Williams Realty Advisors, LLC, the manager and advisor to a series of real estate investment funds serving both institutional and individual investors. In this role, he was responsible for the firm's investment and financial strategy and oversaw the design, formation, investment, and operations of several substantial funds, across multiple asset classes. Previously, Mr. Mills served as Chief Financial Officer with Lend Lease Real Estate Investments (US), Inc., one of the world's largest institutional investment managers specializing in the acquisition and management of commercial real estate. He began his career in the financial industry as a partner with KPMG LLP, specializing in tax and transaction advisory services for the real estate industry.
From February 2006 to February 2013, Mr. Mills served as a director of Wells Timberland REIT, Inc. (now CatchMark Timber Trust, Inc.), a publicly-listed REIT investing in timberlands.
Mr. Mills received a B.S. degree in Business Administration from the University of Tennessee and an M.B.A. degree from the University of Georgia.

Among the most important factors that led to the Board of Directors' recommendation that Mr. Mills serve as our director are Mr. Mills' integrity, judgment, leadership, accounting and financial management expertise, commercial real estate expertise, familiarity with our Company, and public company director experience.
John L. Dixon is the nonexecutive Chairman of the Board, and is one of our independent directors. Mr. Dixon was appointed Chairman of the Board on December 31, 2012. He retired from full-time employment in June 2008, following an interim position with LPL Financial that he assumed upon his retirement from Pacific Life in June 2007 to assist in the transition of Pacific Life firms acquired by LPL Financial.
Mr. Dixon has over 40 years of experience in the financial services industry and spent the majority of his professional career serving in various executive roles for broker-dealer companies controlled or wholly owned by Pacific Life. During his 23-year tenure with Pacific Life, Mr. Dixon held numerous positions, including President and Director of Pacific Select Group, LLC, at the time of his retirement and, earlier, Chairman and Chief Executive Officer of Mutual Service Corporation; Director of Waterstone Financial Group; Director of United Planners Financial Services; Director of Associated Financial Group, Inc.; and Manager of M.L. Stern & Co. LLC. Mr. Dixon's affiliation with Pacific Life began in 1984 as Vice President, Financial Planning with Lowry Financial Service Corporation, which became a wholly owned subsidiary of Pacific Life.
During his financial services career, Mr. Dixon participated in leadership capacities with several national service and not-for-profit organizations. He served for six years as an Adjunct Faculty Member of the College for Financial Planning and for seven years on the Board of Directors of the International Association for Financial Planning, a national membership association. From 1986 to 2004, Mr. Dixon served as a Trustee of the National Endowment for Financial Education, where he was a member of the Investment Committee and the Executive Committee and served as Chairman of the Board of Trustees. He was a founding director of the Financial Planning Association and previously served two terms as a director with the Institute of Certified Financial Planners, from 1976 to 1977 and from 2001 to 2003.
Mr. Dixon also served in various volunteer capacities with financial industry regulators, including a three-year term on the District 7 Business Conduct Committee of the Financial Industry Regulatory Authority (FINRA), formerly known as the National Association of Securities Dealers. He also served several years each on FINRA's Investment Company, Insurance-Affiliated Broker Dealer, and Membership Committees. Mr. Dixon also served on the Industry/Regulatory Council on Continuing Education for four years, including serving on its Executive Committee for two years and as Chairman of the Council for one year. Mr. Dixon is an active member of the National Association of Corporate Directors (NACD) and is qualified as a NACD Board Leadership Fellow.
Mr. Dixon received a four-year Certificate of Christian Education from Prairie Bible Institute in Alberta, Canada. He is a graduate of The American College where he earned M.S. degrees in Financial Services and Management. He also met the qualifications for the Certified Financial Planner (CFP), Chartered Financial Consultant (ChFC), and Chartered Life Underwriter (CLU) professional designations.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Dixon serve as our Chairman of the Board are Mr. Dixon's integrity, judgment, leadership, knowledge of the securities brokerage industry, management and prior director experience, familiarity with our Company, and independence from our management.
Charles R. Brown is one of our independent directors. He has been involved in real estate activities for over 40 years. Mr. Brown is Chairman of CRB Realty Associates, a private real estate consulting firm. He was involved in the planning and development of Atlantic Station, a redevelopment project of the former steel mill of Atlantic Steel in Atlanta, Georgia, and previously served as president and vice chairman of Atlantic Station, LLC from 1997 to 2003. He also has represented one of the partnerships developing an office building constituting part of the Atlantic Station project.
From 1976 to 1997, Mr. Brown was President of Technology Park/Atlanta, Inc., where he was instrumental in developing Technology Park/Atlanta, a 600-acre office park north of Atlanta in Peachtree Corners that was selected for the Governor's Award for its contribution to community economic development. During this time, Mr. Brown also developed John's Creek, a 1,800-acre mixed-use development north of Atlanta, and Lenox Park, a 125-acre mixed-use property in Atlanta. From 1971 to 1976, he served as Director of Marketing and Project Manager for Atlanta Center, one of the South's largest multi-use complexes. Atlanta Center is a two-million square-foot project in the central business district of Atlanta and includes a Hilton Hotel, a bank, and office and retail establishments.
Mr. Brown is a past President of the Georgia Tech Foundation, past Chairman of the Gwinnett County Chamber of Commerce and the Georgia Chamber of Commerce, and past Vice Chairman of the Georgia Governor's Development Council. He also served on the Board of Directors of the Georgia Department of Technical and Adult Education.

Mr. Brown is a graduate of the Georgia Institute of Technology, where he received a B.S. degree in Building Construction from the College of Architecture.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Brown serve as our director are Mr. Brown's integrity, judgment, leadership skills, extensive commercial real estate expertise, familiarity with our Company, previous director experience, and independence from management.
Richard W. Carpenter is one of our independent directors. Mr. Carpenter is a managing partner of Carpenter Properties, L.P., a real estate limited partnership, and Chairman of the Board and a member of the Executive Committee and Audit Committee of MidCountry Financial Corp. He retired as President and director of Commonwealth Oil Refining Company, Inc. and Realmark Holdings in 2001.
Mr. Carpenter previously served as General Vice President of Real Estate Finance of The Citizens and Southern National Bank from 1975 to 1979, during which time his duties included the establishment and supervision of the United Kingdom Pension Fund, U.K.-American Properties, Inc., which was established primarily for investment in commercial real estate within the United States. Mr. Carpenter formerly served as Vice Chairman of the Board of Directors of both First Liberty Financial Corp. and Liberty Savings Bank, F.S.B., and as Chairman of the Audit Committee of First Liberty Financial Corp. He has been a member of the National Association of Real Estate Investment Trusts and formerly served as President and Chairman of the Board of Southmark Properties, an Atlanta-based REIT that invested in commercial properties. Mr. Carpenter is a past Chairman of the Executive Committee of the American Bankers Association Housing and Real Estate Finance Division.
Mr. Carpenter holds a B.S. degree from Florida State University, where he was named the outstanding alumnus of the School of Business in 1973.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Carpenter serve as our director are Mr. Carpenter's integrity, judgment, leadership skills, extensive banking expertise, extensive commercial real estate expertise, public company director experience, familiarity with our Company, and independence from management.
Murray J. McCabe is one of our independent directors. Mr. McCabe is a Managing Partner at Blum Capital Partners, L.P., an investment firm, where he serves as a member of the Management Committee. His responsibilities include overseeing and managing Blum Capital's global real estate-related investment initiatives, focusing on distressed debt, opportunistic equity investments, and structured investments in public securities.
Prior to joining Blum Capital in September 2012, Mr. McCabe worked at JPMorgan Chase & Co. from 1992 through August 2012. During his 20-year tenure at JPMorgan, Mr. McCabe held several positions in the Investment Banking Division, including Managing Director and Co-Head of Real Estate and Lodging Investment Banking, North America, from March 2007 to March 2008, and Global Head of Real Estate and Lodging Investment Banking, from March 2008 through his departure in August 2012. In addition, Mr. McCabe served as a member of JPMorgan's Mergers and Acquisitions Fairness Opinion Committee from 2001 to 2002, the Investment Banking Coverage Management Committee from 2010 through his departure in August 2012, and on the board of JPMorgan Real Estate Advisors during the same period.
Mr. McCabe is a member of the advisory board for the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley and an executive council member of the Real Estate Finance and Investment Center, and he serves on the REIT Investment Funds advisory board for the McCombs School of Business at the University of Texas, Austin. He is a director of Monogram Residential Trust, Inc., a nationwide owner and operator of institutional quality, multifamily properties, and also serves as a director of Special Diversified Opportunities Inc. He has served as a director of RREEF Property Trust, Inc., a public company organized to invest in a diversified portfolio of commercial real estate, since November 2012, and as their lead director since March 2013.
Mr. McCabe holds a B.A. in Finance from the University of Texas at Austin.
Among the most important factors that led to the Board of Directors' recommendation that Mr. McCabe serve as our director are Mr. McCabe's integrity, judgment, leadership, knowledge of publicly traded real estate companies and capital markets, public company director experience, and independence from our management.
Michael S. Robb is one of our independent directors. Mr. Robb is a 40-year veteran of the commercial real estate industry, with the majority of his career spent in executive leadership roles.
Mr. Robb retired in 2012 as Executive Vice President of the Real Estate Division of Pacific Life Insurance Company, a division he led for 27 of his total 37 years with the company. He also was a member of Pacific Life's Management Investment Committee and Corporate Management Committee. Pacific Life's Real Estate Division invests in all aspects of real estate, including commercial mortgage loans, CMBS and unsecured REIT debt, direct real estate investments, joint ventures, and real estate funds, and provides loan and asset management servicing for outside clients. At Mr. Robb's retirement, Pacific Life's real estate portfolio was valued at over $28 billion.
Mr. Robb is Executive Director for The Center for Real Estate at The Paul Merage School of Business at University of California, Irvine, and a board member of Morguard Corporation, a Canadian public real estate company, for which he serves as Chairman of the Corporate Governance and Nominating Committee and as a member of the Audit Committee. He also is a member of the Policy Advisory Board at the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley and previously served on the Policy Advisory Board Executive Committee at the Burnham-Moores Center for Real Estate at the University of San Diego, and as a board member at the James A. Graaskamp Center for Real Estate at the University of Wisconsin-Madison.
Mr. Robb is a founding member of the Chartered Realty Investor Society and the Commercial Mortgage Securities Association (CMSA) and was the 1999 recipient of the prestigious CMSA Founders Award. He is a director on the Life Mortgage and Real Estate Officers Council, a senior member of the National Association of Review Appraisers and Mortgage Underwriters, and a long-time member of the Mortgage Bankers Association, the International Council of Shopping Centers, the Commercial Mortgage Securities Association, and the Urban Land Institute.
Mr. Robb received a B.S. degree in Business Administration from The Ohio State University and served two years in the U.S. Army, where he received the Bronze Star with a "V" (for valor) as a lieutenant in Vietnam. He holds the professional designations of Certified Real Estate Financier (CRF) and Certified Review Appraiser (CRA).
Among the most important factors the led to the Board of Directors' recommendation that Mr. Robb serve as our director are Mr. Robb's integrity, judgment, leadership, knowledge of the commercial real estate industry, extensive banking expertise, corporate and industry organization director experience, and independence from our management.
George W. Sands is one of our independent directors. Mr. Sands retired in 2006 after a 36-year career with KPMG LLP and its predecessor firms, Peat Marwick Mitchell and Peat Marwick Main.
Upon his retirement, Mr. Sands was the Southeast Area Managing Partner for KPMG's Audit and Advisory Practice, a position he had held since 1998. He served in several other key positions with KPMG during his career, including as Southeast Area Managing Partner of Manufacturing, Retailing and Distribution; Atlanta Office Managing Partner; and Securities and Exchange Reviewing Partner. He was a member of KPMG's National Audit Leadership Team and a Trustee on the KPMG Foundation Board of Directors. Mr. Sands served as the audit engagement partner or client service partner for a wide variety of clients, including multinational companies such as The Home Depot, AGCO Corporation, Mohawk Industries, Mirant Corporation, and John Portman & Associates. Prior to joining KPMG LLP in 1970, Mr. Sands served as an officer in the United States Army, including a tour of duty in the Republic of South Vietnam.
Mr. Sands currently serves on the Advisory Board of The Atlanta Alliance on Developmental Disabilities. From April 2010 until March 2013, he served as a director of Wells Timberland REIT, Inc. (now CatchMark Timber Trust, Inc.), a publicly-listed REIT investing in timberlands. Other past board involvement includes the Boards of Directors of The Atlanta Convention and Visitors Bureau, the Metro Atlanta Chamber of Commerce, and the Georgia Chamber of Commerce. He also has been a member of the School of Accounting Advisory Council at the University of Georgia.
Mr. Sands received a B.B.A. degree from the University of Georgia. He is a retired Certified Public Accountant in the State of Georgia.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Sands serve as our director are Mr. Sands' integrity, judgment, leadership, significant knowledge of public accounting, audit and financial management experience, and independence from management.
Thomas G. Wattles is one of our independent directors. Mr. Wattles is a co-founder of DCT Industrial Trust Inc., a publicly-traded industrial property REIT, and has served as its Executive Chairman since 2003. Mr. Wattles also served as Chief Investment Officer of DCT Industrial Trust from 2003 to 2005.
Mr. Wattles was a principal of Black Creek Group, LLC, a real estate investment firm, from 2003 until 2008. From 1997 to 1998, Mr. Wattles served as Chairman of ProLogis and previously served as its Co-Chairman and Chief Investment Officer between 1997 and 2002. From January 1991 to December 2002, Mr. Wattles was a Managing Director of Security Capital Group Inc., for which he also served in various capacities, including as Chief Investment Officer as of 1997.
Mr. Wattles has also served as a director of Regency Centers Corporation, a publicly-traded REIT, since 2001 and chairs its investment committee and also is a member of its audit committee.

Mr. Wattles holds both a Bachelor's and an M.B.A. degree from Stanford University.
Among the most important factors that led to the Board of Directors' recommendation that Mr. Wattles serve as our director are Mr. Wattles' integrity, judgment, leadership, knowledge of the commercial real estate industry, public company management and director experience, and independence from our management.
Executive Officers
We currently have four executive officers.

Name	Position(s)	Age
E. Nelson Mills	President, Chief Executive Officer and Director	54
James A. Fleming	Executive Vice President & Chief Financial Officer	56
Wendy W. Gill	Senior Vice President - Corporate Operations and Chief Accounting Officer	40
Kevin A. Hoover	Senior Vice President - Real Estate Transactions	50
For biographical information about E. Nelson Mills, see "Board of Directors" above.
James A. Fleming is our Executive Vice President and Chief Financial Officer. He joined the Company in August 2013. Mr. Fleming oversees the finance, treasury, investor relations, and financial reporting divisions of the Company. He is responsible for managing all debt capital market activities, maintaining relationships with rating agencies and financial institutions, and contributing to the strategic positioning of the company's acquisitions, finance, and disposition plans. Mr. Fleming has over 30 years of experience in commercial real estate. Prior to joining the Company in 2013, he served from January 2011 until 2013 as Executive Vice President and Chief Financial Officer for Schottenstein Property Group, a national shopping center owner-operator. From 2004 to 2010, Mr. Fleming served as Executive Vice President and Chief Financial Officer for Cousins Properties, Inc., a publicly-traded real estate investment trust. Earlier at Cousins, he held the roles of Senior Vice President, General Counsel, and Secretary. Prior to joining Cousins, Mr. Fleming was a partner in the Atlanta law firm of Fleming & Ray (now Ray & Sherman) and, before that, a managing partner at Long, Aldridge & Norman (now McKenna Long & Aldridge). Mr. Fleming's practice at both firms focused on the real estate industry.
Mr. Fleming currently serves on the Board of Directors of Carmike Cinemas, Inc., a publicly-traded company and one of the nation's largest motion picture exhibitors.
Mr. Fleming earned a B.E.E. degree from Auburn University and a J.D. degree from the University of Virginia.
Wendy W. Gill is our Senior Vice President - Corporate Operations and Chief Accounting Officer. Ms. Gill provides oversight for corporate operations and financial reporting to ensure optimization and compliance for core policies and initiatives for the Company. Ms. Gill oversees the day-to-day accounting functions at the portfolio and individual property levels, as well as reporting to the SEC, the Board of Directors, and other corporate governance forums for the Company. She also oversees the Company's Human Resources, IT, and Communications functions and serves as Treasurer and Principal Accounting Officer. In addition, during early 2013, Ms. Gill served as our interim Principal Financial Officer.
Ms. Gill has over 18 years of experience in the accounting and finance industries. Previously, Ms. Gill served with Wells Real Estate Funds for 11 years, first as Accounting Vice President and later, upon her appointment in 2007, as Chief Accounting Officer. Prior to joining Wells Real Estate Funds, she served with Arthur Andersen in the firm's Atlanta, Georgia, and Washington, D.C., offices, working with various publicly-traded and privately-held companies, with a focus on the real estate and hospitality services industries.
Ms. Gill earned a B.S. degree in Accounting from the University of Delaware. She holds the Certified Public Accountant designation from the Maryland State Board of Public Accountancy and is a member of the Georgia Society of Certified Public Accountants.
Kevin A. Hoover is our Senior Vice President - Real Estate Transactions. Mr. Hoover oversees the implementation of the Company's real estate investment strategy through its acquisition, finance, and disposition activities. Mr. Hoover has been serving the Company since 2004. Prior to his current role, he was the Managing Director of Real Estate for the Company.
Mr. Hoover has more than 25 years of broad-based commercial real estate experience, including portfolio and investment management, marketing, investment analysis and underwriting, and valuation. Previously, he served as the co-head of the Asset Management team for Wells Real Estate Funds and as Portfolio Manager for various Wells-sponsored products. He also served as a Principal of Equity Portfolio Management for Lend Lease Real Estate Investments and as a Manager of Real Estate Valuation/Advisor Services Practice for Price Waterhouse.

Mr. Hoover is a nonpracticing member of the Appraisal Institute, the Certified Commercial Investment Member Institute, the National Association of Office and Industrial Properties, the Urban Land Institute, and the National Association of Real Estate Investment Managers.
Mr. Hoover earned a B.B.A. degree in Real Estate from the University of Georgia.

CORPORATE GOVERNANCE
Director Independence
Our Corporate Governance Guidelines and NYSE listing standards require us to have a majority of independent directors. NYSE listing standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with us either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. In February 2015, the Board of Directors reviewed and analyzed the independence of each director. During this review, the Board of Directors examined whether there were any transactions or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships. The Board of Directors also considered the enhanced independence requirements of the NYSE listing standards applicable to members of the Compensation Committee and the enhanced independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, applicable to members of the Audit Committee.
As a result of this review, the Board of Directors affirmatively determined that nine of our ten directors currently serving are independent in accordance with NYSE listing standards: Charles R. Brown, Richard W. Carpenter, Bud Carter, John L. Dixon, Murray J. McCabe, Michael S. Robb, George W. Sands, Neil H. Strickland, and Thomas G. Wattles. Nelson Mills is not considered independent because he is an executive officer of the Company.
The Board of Directors further determined that all members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent. All members of the Operations Committee are also independent.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board has the responsibility to fill the leadership positions of the Chairman of the Board and President as it deems best for the Company, and that the role of Chairman and that of President should be separate. Our Corporate Governance Guidelines also provide that the Chairman shall be an independent director. Therefore, the positions of Chairman of the Board and President and Chief Executive Officer are held by separate persons.
Our Board has selected Mr. Dixon, an independent director, as Chairman of the Board. Mr. Dixon has served as Chairman of the Board of Directors since December 31, 2012. Prior to his appointment as Chairman of the Board, Mr. Dixon served as an independent director since 2008. Our President and Chief Executive Officer is Mr. Mills.
The Board believes that the current structure of separating the roles of Chairman and Chief Executive Officer is appropriate and effective for our Company. The Board believes that there are advantages to having an independent Chairman of the Board, including:

•	communications and relations between the Board, the president and chief executive officer, and other senior leadership;

•	assisting the Board in reaching consensus on particular strategies and policies; and

•	facilitating robust evaluation processes for senior leadership, the Board, and the chief executive officer.
The Board also believes that the current leadership structure helps to ensure that the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight.
The duties of the independent Chairman of the Board include:

•	chairing meetings of the Board of Directors and executive sessions of the independent directors;

•	facilitating discussion outside Board meetings among the independent directors on key issues and concerns;

•	serving as nonexecutive conduit to the chief executive officer of views, concerns, and issues of the directors;

•	interacting with external stakeholders, outside advisors, and employees at the discretion of the Board; and

•	supporting proper flow of information to the Board to ensure the opportunity for effective preparation and discussion of business under consideration.
The Chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs, and management.

Executive Sessions of Independent Directors
Our independent directors hold executive sessions without management present as frequently as they deem appropriate, typically at the time of each regular board meeting. The independent Chairman of the Board chairs the executive sessions and, after the session, acts as a liaison between the independent directors and the Chief Executive Officer.
Committees of the Board of Directors
Our Board has the following committees: Audit Committee, Compensation Committee, Executive Committee, Nominating and Corporate Governance Committee, and Operations Committee.
Committee Charters, Corporate Governance Guidelines, and Code of Business Conduct and Ethics
The charters of each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and our Corporate Governance Guidelines may be accessed on our website at www.columbiapropertytrust.com by clicking on the Investor Relations link, followed by the Corporate Governance link. These documents are available in print upon request from our Corporate Secretary.
We have a commitment to conduct our business in accordance with the highest ethical principles. Our Code of Business Conduct and Ethics applies to our employees, officers, and directors. A copy of our Code of Business Conduct and Ethics may be accessed on our website at www.columbiapropertytrust.com by clicking on the Investor Relations link, followed by the Corporate Governance link. It is also available in print upon request from our Corporate Secretary.
The Audit Committee
The members of the Audit Committee are George W. Sands (Chairman), Charles R. Brown, Neil H. Strickland, and Thomas G. Wattles. All of the members of the Audit Committee are "independent" as defined by the NYSE. The Board of Directors has determined that each of the members are financially literate and that Mr. Sands satisfies the SEC's requirements for an audit committee financial expert. The Audit Committee held five meetings during 2014.
The Audit Committee's primary function is to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing and reporting to the Board on the integrity of the financial reports and other financial information provided to our stockholders and others, and on our compliance with legal and regulatory requirements. The Audit Committee's responsibilities also include:

•	reviewing the qualifications, independence, and performance, and approving the terms of engagement, of the independent auditor;

•	overseeing the internal audit function and preparing any reports required of the Audit Committee under the rules of the SEC; and

•	overseeing our compliance with applicable laws and regulations and for establishing procedures for the ethical conduct of our business.
The Audit Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Audit Committee Charter adopted by our Board of Directors, which was most recently amended in August 2014.
The Compensation Committee
The members of our Compensation Committee are Neil H. Strickland (Chairman), John L. Dixon, Murray J. McCabe, and George W. Sands. All of the members of the Compensation Committee are "independent" as defined by the NYSE. The Compensation Committee held seven meetings during 2014.
The Compensation Committee has the responsibility and authority to supervise and review our affairs as they relate to the compensation and benefits of our executive officers and directors. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer and director compensation for consistency with our compensation philosophy, as in effect from time to time, and for alignment with the interests of our stockholders. The primary responsibilities of our Compensation Committee are to:

•	review and approve corporate goals and objectives relevant to compensation of the chief executive officer,

•	conduct an annual review and evaluation of the performance of the chief executive officer in light of those goals and objectives, and

•	determine the compensation level of the chief executive officer based on such evaluation.

The Compensation Committee also reviews and approves corporate goals and objectives and approves all compensation for the other executive officers, and approves grants of equity awards to all executive officers and directors under the Company's equity compensation plans. In addition, the Compensation Committee will review the compensation and benefits of the members of the Board of Directors annually and, when it deems appropriate, recommend to the Board of Directors changes in such compensation and benefits. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement after reviewing our compensation discussion and analysis.
The Compensation Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Compensation Committee Charter adopted by our Board of Directors, which was most recently amended in July 2013.
Compensation Committee Interlocks and Insider Participation
During 2014, Neil H. Strickland, John L. Dixon, Murray J. McCabe, and George W. Sands served as members of the Compensation Committee. During 2014:

•	none of our executive officers was a director of another entity where one of that entity's executive officers served on the Compensation Committee,

•	no member of the Compensation Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries,

•	no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000,

•	none of our executive officers served on the compensation committee of any entity where one of that entity's executive officers served on the Compensation Committee, and

•	none of our executive officers served on the compensation committee of another entity where one of that entity's executive officers served as a director on our Board of Directors.
The Executive Committee
The members of the Executive Committee are John L. Dixon (Chairman), Richard W. Carpenter, and E. Nelson Mills. The Executive Committee did not meet in 2014.
We have not adopted a formal charter for the Executive Committee. In the future our Board of Directors may delegate specific responsibilities to the Executive Committee or authorize the Executive Committee to take certain actions on behalf of the Board when Board approval is needed between regularly scheduled meetings. We also expect management to discuss certain proposed matters with the Executive Committee to determine whether the matter would be appropriate to take before the full Board of Directors.
The Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are John L. Dixon (Chairman), Richard W. Carpenter, Neil H. Strickland, and Bud Carter. All members of the Nominating and Corporate Governance Committee are "independent" as defined by the NYSE. The Nominating and Corporate Governance Committee held seven meetings during 2014.
The primary responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to serve on the Board of Directors, consistent with criteria approved by the Board of Directors;

•	selecting, or recommending that the Board of Directors select, a slate of director nominees for election by the stockholders at the annual meeting;

•
developing and recommending to the Board of Directors a set of corporate governance policies and principles and periodically reevaluating such policies and guidelines for the purpose of suggesting amendments to them if appropriate;

•	overseeing an annual evaluation of the Board of Directors and each of its committees; and

•	making recommendations to the Board of Directors as to the appointment of chairpersons and member of Board committees.
The Nominating and Corporate Governance Committee fulfills these responsibilities primarily by carrying out the activities enumerated in the Nominating and Corporate Governance Committee Charter adopted by our Board of Directors, which was most recently amended in August 2014.

The Operations Committee
The members of the Operations Committee are Richard W. Carpenter (Chairman), Charles R. Brown, Bud Carter, Murray J. McCabe, Thomas G. Wattles, and John L. Dixon. The Operations Committee held six meetings in 2014.
Although we have not adopted a formal charter, the Operations Committee has the authority to approve (i) all acquisitions or dispositions up to a purchase or sale price of $250 million, (ii) all borrowings, and (iii) all unbudgeted capital expenses. With respect to unbudgeted capital expenses, management also has the power to approve any such expense of up to a certain designated amount.
Meetings of Directors and Attendance at the Annual Meeting
During 2014, the Board held ten meetings. All of the directors attended at least 90% of all of the meetings of the Board and the committees on which they served. We expect that all directors serving at the time of the Annual Meeting of Stockholders are expected to attend the meeting in the absence of a compelling reason. At the annual meeting held in 2014, all of the directors then serving attended the meeting.
Assessing Board, Committee, and Director Performance
Our Corporate Governance Guidelines require the Board annually to evaluate its own performance. The Nominating and Corporate Governance Committee is responsible for overseeing the annual self-assessment process on behalf of the Board. In addition, each of the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees requires an annual performance evaluation. The assessment considers, among other things, the Board or Committee's contribution as a whole and areas in which the Board or Committee and/or management believes a better contribution is possible. Furthermore, in 2014, each director participated in a peer performance review. The purpose of these performance reviews is to assess and, where possible, increase the effectiveness of the Board, its Committees, and its members.
Board's Role in Risk Oversight
We are exposed to a wide variety of risks in our business activities, including market, strategic, operational, financial, legal, competitive, and regulatory risks. Our Board of Directors is responsible for oversight of risks facing our Company, while our management is responsible for day-to-day management of risk. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives updates in the ordinary course from management and outside advisors regarding risks we face, including litigation and various operating risks, and risk is a regular agenda item at Board meetings. The risk oversight function is also administered through the standing committees of our Board of Directors, which oversee risks inherent in their respective areas of responsibility, reporting to our Board regularly, and involving our Board as necessary. Our Board committees oversee certain aspects of risk management as follows:

•
The Audit Committee assists the Board in the oversight of our risk management process. Periodically throughout the year, management reports to the Audit Committee regarding risk management. The nature and content of those reports are responsive to the requests of the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor our major financial risk exposures and any significant non-financial risk exposures, and related policies and practices to assess and control such exposures, including our risk assessment and risk management policies. The Audit Committee also reviews the role of the Board in the oversight of our Company's risks. At least once annually, a formal enterprise risk management report is presented by management to the full Board of Directors.

•
The Compensation Committee is responsible for overseeing our overall compensation practices, policies, and programs and assessing the risks associated with such practices, policies, and programs, including risks related to the executive officer compensation programs such as those that are attendant to incentive-driven compensation plans.

•
The Nominating and Governance Committee is responsible for overseeing risks related to the composition and structure of the Board of Directors and its committees and our corporate governance, including evaluating and considering evolving corporate governance best practices.

•	The Operations Committee assists the Board in the oversight of our portfolio, including risks related to market concentration, asset selection, and tenant diversification.
The Board and its relevant committees review with management the risk management practices for which they have oversight responsibility. Further, we believe that our current leadership structure, including that of having an independent chairman, enhances the Board's ability to oversee risk.

Majority Voting Policy
The Board has adopted a majority voting policy that is set forth in our Corporate Governance Guidelines. In order to enhance the power of our stockholders to influence the composition of the Board, as a condition to nomination, each director irrevocably agrees to offer to resign if at a meeting of the stockholders relating to an uncontested election for a director's seat on the Board at which a quorum is present, the director receives a greater number of votes "withheld" than votes "for" such election. The Board shall not nominate or elect any candidate for a seat on the Board unless such candidate agrees to offer to resign as provided in the Guidelines.
When a director offers to resign in accordance with the agreement, the Nominating and Corporate Governance Committee shall consider the offer of resignation and shall act on the offer within 90 days following certification of the stockholder vote. Any member of the Nominating and Corporate Governance Committee who offers to resign shall not participate in any Nominating and Corporate Governance Committee action regarding whether to accept his or her offer of resignation. Furthermore, a director who offers to resign shall not participate in any Nominating and Corporate Governance Committee action regarding whether to accept any other director's resignation unless the number of participating directors would be two or fewer, in which case such director may participate in Nominating and Corporate Governance Committee action relating to resignations other than his or her own.
If the Nominating and Corporate Governance Committee rejects an offer of resignation or fails to act within the required 90-day period, it shall promptly disclose the reasons for rejecting the offer of resignation or failing to act on the offer in a Form 8-K. If the Nominating and Corporate Governance Committee accepts a director's offer of resignation, the resignation is effective upon acceptance. An offer of resignation shall expire as to the Nominating and Corporate Governance Committee's ability to accept it upon the earlier of (i) the Nominating and Corporate Governance Committee's rejection of such offer or (ii) on the 91st day following the certification of the relevant stockholder vote.
Selection of Director Nominees
Board Membership Criteria
The Nominating and Corporate Governance Committee periodically reviews with the Board of Directors the appropriate experience, skills, and characteristics required of Board members in the context of the then-current membership of the Board. This assessment includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment, and skills such as an understanding of the real estate industry, risk management, or accounting or financial management expertise. No one person is likely to possess deep experience in all of these areas. Therefore, the Board of Directors and the Nominating and Corporate Governance Committee have sought a diverse Board of Directors whose members collectively possess these skills and experiences.
Other considerations include the candidate's independence from conflict with the Company and the ability of the candidate to attend Board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent Directors nominated by the Board shall be individuals who possess a reputation and hold (or have held) positions or affiliations befitting a director of a large publicly-held company and are (or have been) actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional, or academic community.
As detailed in the director biographies, the Board of Directors and the Nominating and Corporate Governance Committee believe that the slate of directors recommended for election at the annual meeting possess these diverse skills and experiences.
Selection of Directors
The Board of Directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The Board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer. The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the Board. It then recommends director nominees who are voted on by the full Board of Directors. All director nominees then stand for election by the stockholders annually.
In recommending director nominees to the Board of Directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, industry contacts, and management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees.

The Nominating and Corporate Governance Committee will consider recommendations made by stockholders for director candidates who meet the established director criteria set forth above. In evaluating the persons recommended as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.
Stockholders may directly nominate potential directors (without the recommendation of the Committee) by satisfying the procedural requirements for such nomination as provided in our Bylaws. See "Stockholder Proposals" for more information.
Communicating with the Board of Directors
Any stockholder or interested parties who wish to communicate directly with our Board of Directors, with our independent Chairman, or with our nonmanagement directors as a group may do so by writing to our Corporate Secretary at One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328.
We have established several means for stockholders to communicate concerns directly with the Board of Directors. If the concern relates to our financial statements, accounting practices, or internal controls, stockholders should submit the concern in writing to the Chairman of our Audit Committee in care of our Corporate Secretary at the address noted above. If the concern relates to our governance practices, business ethics, or corporate conduct, stockholders should submit the concern in writing to the Chairman of our Nominating and Corporate Governance Committee in care of our Corporate Secretary at the address noted above. If uncertain as to which category a concern relates, a stockholder may communicate the concern to any one of the independent directors in care of our Corporate Secretary at the address noted above.
Please specify to whom your letter should be directed. Once the communication is received and reviewed by the Corporate Secretary, it will be promptly forwarded to the addressee. Advertisements, solicitations for business, requests for employment, requests for contributions, or other inappropriate material will not be forwarded to our directors.

AUDIT MATTERS
Principal Accounting Firm Fees
During the year ended December 31, 2014, Deloitte & Touche LLP served as our independent registered public accounting firm and provided certain domestic and international tax and other services. Deloitte has served as our independent registered public accounting firm since 2008.
Our Audit Committee anticipates appointing Deloitte to audit our consolidated financial statements for the year ending December 31, 2015, and to prepare a report on the audit. We are asking our stockholders to ratify the anticipated appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2015. See "Proposal 2 -- Ratification of the Appointment of the Independent Registered Public Accounting Firm" on page 49.
The Audit Committee reviewed the audit and nonaudit services performed by Deloitte, as well as the fees charged by Deloitte for such services. In its review of the nonaudit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Deloitte as our independent registered public accounting firm.
The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by our independent registered public accounting firm for the years ended December 31, 2014 and 2013, are set forth in the table below.

	2014	2013
Audit fees	$920,925	$778,425
Audit-related fees	—	—
Tax fees	223,531	158,400
All other fees	—	—
Total fees	$1,144,456	$936,825
For purposes of the preceding table, the independent registered public accounting firm fees are classified as follows:

•
Audit fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the principal auditor in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, including reviews of our financial statements included in our registration statements, as amended. Audit fees are presented for the period to which the audit work relates.

•
Audit-related fees - These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, and consultation concerning financial accounting and reporting standards.

•
Tax fees - These are fees for all professional services performed by professional staff in our independent auditor's tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state, and local issues. Services also may include assistance with federal, state, and local tax issues related to due diligence. Tax fees are presented for the period in which the services were provided.

•	All other fees - These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.
Preapproval Policies
The Audit Committee Charter imposes a duty on the Audit Committee to preapprove all auditing services performed for us by our independent registered public accounting firm, as well as all permitted nonaudit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors' independence. Unless a type of service to be provided by the independent registered public accounting firm has received "general" preapproval, it will require "specific" preapproval by the Audit Committee.
All requests or applications for services to be provided by the independent registered public accounting firm which do not require specific preapproval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general preapproval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent registered public accounting firm.
Requests or applications to provide services that require specific preapproval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Principal Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence. The Chairman of the Audit Committee has been delegated the authority to specifically preapprove all services not covered by the general preapproval guidelines up to an amount not to exceed $75,000 per occurrence. Amounts requiring preapproval in excess of $75,000 per occurrence require specific preapproval by all members of the Audit Committee prior to engagement of our independent registered public accounting firm. All amounts specifically preapproved by the Chairman of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.
All services rendered by Deloitte for the year ended December 31, 2014, were preapproved in accordance with the policies and procedures described above.
Report of the Audit Committee
The Audit Committee reviews the financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firms devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee's role does not provide any special assurance with regard to our financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firms. In this context, the Audit Committee reviewed the 2014 audited financial statements with management, including a discussion of the quality and acceptability of our financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with Deloitte & Touche LLP, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and the acceptability of the financial statements and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received from and discussed with Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding that firm's independence from us. In addition, the Audit Committee considered whether Deloitte & Touche LLP's provision of nonaudit services is compatible with maintaining its independence from us.
The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for the audit. The Audit Committee meets periodically with the internal auditor and Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved, the inclusion of the 2014 audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

February 11, 2015	The Audit Committee of the Board of Directors:
George W. Sands (Chairman), Charles R. Brown, Neil H. Strickland, and Thomas G. Wattles

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis provides a business update and explains our compensation philosophy, objectives, policies, and practices and the decisions made with respect to compensation for 2014 for our Chief Executive Officer, Chief Financial Officer, and two other executive officers, to whom we refer collectively as our Named Executive Officers, as determined in accordance with applicable SEC rules.
Our Named Executive Officers for 2014 are:

E. Nelson Mills	Chief Executive Officer and President
James A. Fleming	Executive Vice President and Chief Financial Officer
Wendy W. Gill	Senior Vice President, Corporate Operations and Chief Accounting Officer
Kevin A. Hoover	Senior Vice President, Real Estate Transactions
Business Update
We continue to focus on improving our market concentration by growing our economic presence in key markets through strategic investment opportunities, and by divesting of properties with single tenants, in suburban locations, and/or in low barrier markets, which we believe face more challenging appreciation prospects. In January 2015, we acquired the 116 Huntington Avenue Building in Boston, Massachusetts, for $152.0 million, and the a portfolio of two assets, containing the 315 Park Avenue South Building in New York City, New York, and the 1881 Campus Commons Building in Reston, Virginia, for $436.0 million. During 2014, we acquired two properties in San Francisco, California, for a total of $539.0 million, sold a single-tenant asset in Atlanta, Georgia, for $290.0 million, and sold four smaller properties in outlying markets for total gross proceeds of $135.5 million. As a result of these capital recycling transactions, we have improved our concentration in key markets and central business districts, as well as reduced our exposure to single-tenant assets.
Compensation Policies and Governance Highlights
We believe that our compensation programs encourage executive decision-making that is aligned with the long-term interests of our stockholders by tying a meaningful portion of pay to Company performance over a multi-year period through awarding a meaningful portion of each executive's compensation in the form of equity awards vesting over a multi-year period. Other compensation and governance practices that support these principles, each of which is described in more detail below, include the following:

•	Balanced Compensation Mix: Our compensation program provides for a balance between several key compensation factors: cash vs. equity, short-vs. long-term performance-based, and fixed vs. variable pay.

•
Short-Term Cash Incentive Awards are Performance Based: The awards we make under our Short-Term Cash Incentive Compensation Plan require that we achieve pre-established performance goals for the awards to be earned.

•
Significant Portion of the Equity Awards are Performance Based: A significant portion of the equity awards that we make under our Long-Term Incentive Compensation Plan require that we achieve pre-established performance goals for the awards to be earned. For the Chief Executive Officer, 75% of his equity opportunity under the plan is performance based. No dividends are paid on the performance portion of the award until the shares are earned based on achievement of the performance goals under the plan.

•
Addition of Relative TSR Metrics as Performance Measures in 2014: For 2014, the Compensation Committee has included two relative total stockholder return ("TSR") metrics as additional performance measures under our Long-Term Incentive Compensation Plan.

•
Clawback Provision: In early 2015, we adopted a recoupment or "clawback" policy that entitles us to clawback, or recover, any bonuses, awards, or grants of cash or equity to the Named Executive Officers under any of the Company's short- or long-term incentive compensation or bonus plans if we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the federal securities laws.

•
Stock Ownership Guidelines: In early 2015, we adopted stock ownership guidelines applicable to our executive officers that require executives to own a meaningful number of shares of our common stock over time to further align the interests of our executives with those of our stockholders.

•
Annual Say on Pay Vote: At our 2014 annual meeting, we provided our stockholders with a "say when on pay" stockholder advisory vote three years earlier than required under SEC rules. Based on the stockholder vote, our Board has determined to hold say on pay votes on an annual basis.

•
Award Caps: Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the preapproved goals that are clearly defined in all plans.

•
Prohibition on Hedging and Pledging of Company Stock: Our employees, officers, and directors are prohibited from hedging their Company stock and from pledging their Company stock. None of the executive officers or directors hold any of our stock subject to pledge.

•	No Perquisites: We do not provide any perquisites to our Named Executive Officers.

•	Independent Compensation Consultant: The Compensation Committee retains an independent compensation consultant to advise on executive and nonemployee director compensation.

•
Compensation Risk Analysis: The Compensation Committee periodically reviews an analysis of our incentive compensation plans to ensure they are designed to create and maintain stockholder value and do not encourage excessive risk taking.

•
No Tax Gross-Ups and Double Trigger Change in Control Severance: The employment agreements with our Chief Executive Officer and Chief Financial Officer require a "double trigger," meaning a change in control of the Company and a termination of the executive officer, for the payment of change-of-control severance compensation. The employment agreements do not provide tax gross-ups.

Compensation Philosophy and Objectives
We seek to maintain a total compensation package that provides competitive compensation for our executives while also permitting us the flexibility to differentiate pay based on actual performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined corporate performance measures.
The objectives of our executive compensation programs are to attract, retain, and motivate talented executives; to provide incentives for the attainment of short-term operating objectives and strategic long-term performance goals; and to emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations, brand development, and stockholder returns.
Consideration of Previous "Say on Pay" and "Say When on Pay" Voting Results
At our 2014 annual meeting, stockholders had the opportunity to vote, on an advisory basis, to approve the compensation of our Named Executive Officers, often referred to as a "say on pay." Over 93% of the votes cast for or against the proposal voted to approve executive compensation as described in our 2014 proxy statement. As a result of strong stockholder support, the Compensation Committee believes that stockholders support our compensation policies and the Compensation Committee continued to apply the same principles in determining the amounts and types of executive compensation for 2014.
Also at our 2014 annual meeting, stockholders had the opportunity to vote on the frequency of future advisory votes on executive compensation, often referred to as a "say when on pay" vote, three years earlier than required under SEC rules. Stockholders expressed a clear preference for an annual say on pay vote, with that frequency achieving over 87% of the votes cast on that proposal. Accordingly, our Board has adopted an annual frequency for future say on pay votes.
The Compensation Committee
The members of our Compensation Committee are Neil H. Strickland (Chairman), John L. Dixon, Murray J. McCabe, and George W. Sands. All of the members of the Compensation Committee are independent in accordance with NYSE listing standards, including the enhanced independence requirements applicable to Compensation Committee members. The Compensation Committee held six meetings during 2014.
Role of the Compensation Consultant
Our Compensation Committee engaged the services of FPL Associates, L.P. ("FPL"), a nationally recognized compensation consulting firm specializing in the real estate industry, to assist us with executive compensation information and advice. As part of FPL's engagement, in 2014, FPL, among other things, provided competitive market compensation data and conducted a competitive benchmarking analysis of the executive officers, provided competitive market compensation data and conducted a competitive benchmarking analysis of the nonemployee director compensation and provided information about compensation trends across the industry. An FPL consultant attends certain Compensation Committee meetings as requested by the Compensation Committee. FPL has not been engaged by management to perform any work on their behalf.

Compensation Consultant Independence Assessment
In 2014, in connection with the engagement of FPL, we requested and received information from FPL addressing its independence and potential conflicts of interest, including the factors enumerated in the NYSE listing standards. Based on an assessment of these factors, as well as information gathered from directors and executive officers addressing business or personal relationships between directors or executive officers and the consulting firm or the individual consultants, the Compensation Committee concluded that FPL is independent and that the work of the consultant did not raise any conflict of interest.
Peer Data
FPL provided competitive market compensation data for a peer group consisting of 12 public REITs primarily focused in the office REIT sector. At the time of the study, the peer group companies ranged in size, defined by total capitalization, from approximately $2.7 billion to $9.7 billion, with a median capitalization of $5.1 billion. Our total capitalization of approximately $4.7 billion at the time of the study placed us near the median of the group. The peer group consisted of the following companies:

BioMed Realty Trust, Inc.	Highwoods Properties, Inc.
Brandywine Realty Trust	Kilroy Realty Corporation
Corporate Office Properties Trust	Liberty Property Trust
Cousins Properties Incorporated	Mack-Cali Realty Corporation
Douglas Emmett, Inc.	Piedmont Office Realty Trust, Inc.
Duke Realty Corporation	Washington Real Estate Investment Trust
Using market data and information it received from FPL, the Compensation Committee, with input from management, established the base salaries, target annual cash bonuses, and equity awards for our executive officers. In establishing the total compensation amounts for our executive officers, the Compensation Committee did not target compensation levels at any specific point or percentile against the peer group data; however, it did look to ensure that overall compensation levels did not exceed the market median, based on the peer groups presented by FPL, unless we produce strong performance.
Role of the Chief Executive Officer in Determining Compensation
Our Chief Executive Officer consulted with the Compensation Committee regarding 2014 compensation levels for each of our Named Executive Officers (except for himself) based on input provided by FPL to our Compensation Committee. Our Chief Executive Officer annually reviews the performance of each of the other Named Executive Officers. Based on this review, he makes compensation recommendations to the Compensation Committee with respect to the executive officers, including recommendations for performance targets, salary adjustments, annual cash bonuses, and long-term equity-based incentive awards. Although the Compensation Committee considers these recommendations along with input provided by its advisors, it retains full discretion to set all compensation for the executive officers.

Elements of Compensation
The following is a discussion of the base salary, short-term cash incentive compensation and long-term equity compensation for the NEOs for 2014. In determining compensation, the Compensation Committee considered the following guiding principles:

Base Salary

Provides a minimum fixed level of cash compensation

Pay reflects time spent on day-to-day business activities

Varies based on individual's role/job scope, experience, internal pay equity, position to market, and tenure

Structured to manage G&A expense though allow for competitive levels of pay based on achievement of performance metrics

Short-Term Incentive (Cash)

Provides incentive for the achievement of annual
Company financial and operational goals, along with business unit/individual goals

Variable element of compensation

Determination includes both objective and subjective criteria

Long-Term Incentive (Equity)

Provides incentive for the achievement of long-term value creation relative to the market

Variable element of compensation

Equity program includes additional retention mechanism due to vesting; promotes alignment with stockholders
Compensation Mix Provides for a balance between several key compensation factors: cash vs. equity, short-vs. long-term performance-based, fixed vs. variable
The following chart shows the CEO's compensation breakdown at target levels for 2014:

CEO 2014 Compensation Mix at Target Levels

Salary 25%	STIC 25%	LTIP (performance) 37%	LTIP (fixed) 13%

Cash		Equity
Fixed
Performance-based

Total Compensation

Each element of compensation is described in more detail below.

Base Salary
Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program. Base salary levels also affect the short-term cash incentive compensation because each NEO's target opportunity is expressed as a percentage of base salary.
In setting 2014 base salaries, the Compensation Committee considered, among other things, market data provided by the compensation consultant, comparability to compensation practices of other office REITs of similar size, and our financial resources. No particular weight was assigned to any individual item. The Compensation Committee approved a base salary increase of 2% for all of the Named Executive Officers. The following table shows the 2014 annual base salary approved by the Compensation Committee for each of the Named Executive Officers.

Name	2014 Annual Base Salary
Mr. Mills	$688,500
Mr. Fleming	$433,500
Ms. Gill	$265,200
Mr. Hoover	$280,500
Short-Term Cash Incentive Compensation Plan
The Compensation Committee approved target cash incentive amounts for 2014 for the NEOs under the Short-Term Cash Incentive Compensation Plan ("STIC"). The Compensation Committee also approves the allocation of the incentive award among corporate, business unit and individual performance metrics. The targets and allocation approved by the Compensation Committee were as follows:

Name	Target as a Percentage of Base Salary	Allocation Among Metrics
Mr. Mills	100%	67% to achievement of corporate performance metrics
		33% to achievement of individual performance metrics

Mr. Fleming	90%	67% to achievement of corporate performance metrics
		33% to achievement of individual performance metrics

Ms. Gill	60%	33% to achievement of corporate performance metrics
		33% to achievement of business unit metrics
		34% to achievement of individual performance metrics

Mr. Hoover	75%	33% to achievement of corporate performance metrics
		33% to achievement of business unit metrics
		34% to achievement of individual performance metrics
Under our STIC plan, the actual amounts earned may be greater or less than target based on actual performance against the objectives set by the Compensation Committee. The maximum amount that can be earned under the STIC plan is capped at 150% of target.

2014 STIC Performance Metrics - Corporate Performance Metrics
For the corporate performance metrics, there were three quantitative performance metrics and one qualitative metric established by the Compensation Committee for the 2014 STIC plan. The Compensation Committee set targets for the quantitative performance metrics. The targets were set at or slightly above our annual business plan, at levels that were considered achievable, but not without strong effort. The following table sets forth the metrics, weight, and threshold, target and maximum goals, as well as actual results, under the 2014 STIC plan for the corporate performance metrics:

Metric	Weight	Threshold	Target	Maximum	Actual
Normalized FFO per share(1)	30%	$1.87	$1.95	$2.03	$2.04
Accomplish Primary Business Plan Objectives	30%	Subjective	Subjective	Subjective	Above Target
Same Store Net Operating Income - Cash(2)	25%	$293.6 million	$309.0 million	$324.4 million	$310.5 million
Portfolio G&A Expense(3)	15%	$34.0 million	$32.4 million	$30.8 million	$32.0 million

(1)
Normalized Funds from Operations, or NFFO, per share is calculated by starting with FFO, as defined by NAREIT, and adjusting for (i) real estate acquisition-related costs, (ii) listing costs, and (iii) loss on early extinguishment of debt, and determining the value per share. We make the additional adjustments to FFO, as we believe such items create significant earnings volatility. This is calculated consistently with our reported earnings.

(2)
Calculated as the net operating income attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. We believe this is an important measure of comparison of our stabilized properties' operating performance. This is calculated consistently with our reported earnings.

(3)	Calculated as corporate level general and administrative expense.

2014 STIC Performance Metrics - Business Unit Metrics
For Ms. Gill, the business unit metrics were based on qualitative criteria, which included: (1) capital management and financial planning initiatives (30%); (2) effectiveness and efficiency of systems and procedures (30%); (3) monitoring and enforcement of business plan (20%); and (4) reporting and communication with management team, the Board, and stockholders (20%). For Mr. Hoover, the business unit metrics were based on both quantitative and qualitative criteria, which included: (1) qualifying acquisition opportunities (45%); (2) dispositions closed (15%); (3) portfolio and strategic transactions presented (25%); and (4) transaction timing and costs (15%). The qualitative criteria are considered on a subjective basis.
2014 STIC Performance Metrics - Individual Performance Metrics
For all the Named Executive Officers, the individual performance metrics were based on qualitative criteria, which included: (1) productivity, effectiveness, and work quality (40%); (2) teamwork and cooperation (20%); (3) leadership, managing, and mentoring (20%); and (4) creativity and contribution to company improvement (20%). These qualitative criteria are considered on a subjective basis.
Determination of 2014 STIC Awards
In January 2015, the Compensation Committee assessed performance based on actual financial results for the year ended 2014. As shown in the table above, we achieved $2.04 in NFFO per share (above maximum), same store net operating income, cash of $310.5 million (above target), and portfolio G&A expense of $32.0 million (above target). With respect to accomplishing primary business plan objectives, the Compensation Committee determined that our achievement was above target in light of our accomplishments with respect to acquisitions, dispositions, and leasing activity for 2014. In addition, the business unit metrics for the Named Executive Officers were achieved at above target levels.

The Compensation Committee reviewed the final quantitative calculations for the corporate performance metrics and business unit metrics. The Compensation Committee considered a qualitative assessment of the performance of the executive officers. The CEO provided the Compensation Committee with his assessment of each of the other Named Executive Officer's performance, and without the CEO present, the Compensation Committee assessed the CEO's performance. Based on this analysis, the Compensation Committee determined that individual performance metrics were all achieved at above target levels. The Compensation Committee approved actual awards for the STIC for the 2014 performance period as follows:

Name	Target STIC Award	% of Target Achieved	Actual STIC Award
Mr. Mills	$688,500	123.8%	$852,498
Mr. Fleming	$390,150	123.8%	$483,082
Ms. Gill	$159,120	124.1%	$197,517
Mr. Hoover	$210,375	127.5%	$268,134
2015 STIC Plan
The Compensation Committee has approved the STIC plan for 2015. The structure of the plan is substantially similar to the plan for 2014, and includes corporate, business unit, and individual performance metrics.
Long-Term Incentive Compensation Plan
The objective of our Long-Term Incentive Compensation Plan ("LTIP") is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies and that is designed to encourage each of our NEOs, as well as our broader employee base, to balance long-term company performance with short-term company goals, and to foster employee retention.
Target LTIP values for 2014 were approved by our Compensation Committee. If earned, awards are granted in the form of restricted stock under the stockholder-approved 2013 Long-Term Incentive Plan. We believe that appropriately designed equity awards, particularly those with future vesting provisions, promote a performance-focused culture and align our employees' interests with those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us for an extended period of time.
Each NEO's annual LTIP target opportunity is divided between two components of our LTIP plan, a variable component that is earned based on achievement of quantitative and qualitative performance measures (the "performance" award) and a fixed component (the "time-based" award), as follows.

Name	Percentage of LTIP Opportunity Allocated to Performance Component	Percentage of LTIP Opportunity Allocated to Time-Based Component
Mr. Mills	75%	25%
Mr. Fleming	75%	25%
Ms. Gill	50%	50%
Mr. Hoover	50%	50%
For 2014, the Committee approved a target dollar value for the award for each Named Executive Officer, as well as a threshold and maximum value. The maximum value for the LTIP award is capped at 200% of target. The dollar value is converted to a number of shares using the trailing 10-day average of the closing price of our common stock on the NYSE. Dividends are paid in cash on issued shares (vested and unvested).
2014 LTIP Performance Component
Up to 75% of our Named Executive Officers' LTIP opportunity is earned based on meeting performance goals established by the Compensation Committee.
For SEC reporting purposes, we have assumed a grant date for this portion of the award is established when the Compensation Committee approves the LTIP performance goals, and the performance commences. In accordance with SEC rules, a grant date fair value of this portion of the award is included in the Summary Compensation Table in the calendar year in which this is established. For the 2014 LTIP, the target dollar value approved by the Compensation Committee for the LTIP performance component is included in the stock awards column of the Summary Compensation Table for 2014. For the range of the values that could be earned by each Named Executive Officer for the 2014 LTIP award, see the Grants of Plan Based Awards for 2014 table.
For 2014, the Compensation Committee approved two quantitative performance goals and one qualitative goal for the LTIP performance award. To further enhance the link between our executives and our stockholders, the Compensation Committee included two relative TSR metrics as quantitative performance goals for the 2014 LTIP plan: (1) relative TSR as compared to a custom peer group that is substantially similar to the peer group used for compensation benchmarking purposes, weighted as 25% of the performance component of the award; and (2) relative TSR as compared to the MSCI US REIT Index, an index that is comprised of over 130 equity REITs, weighted as 25% of the performance component of the award. For the TSR performance goals, we must achieve median level TSR to earn a target payout for that component. The remaining component is achievement of corporate objectives, weighted as 50% of the award, and evaluated on a subjective basis by the Compensation Committee.
After reviewing performance for 2014 against the performance metrics established by the Compensation Committee, the Compensation Committee approves the amount earned, which is then converted into a number of shares of restricted stock. For 2014, our relative TSR was below threshold levels compared to the custom peer group and the REIT index. No amounts were earned for these performance components. With respect to the Compensation Committee's assessment of achievement of corporate objectives, the Committee determined that corporate objectives were accomplished at above target levels in light of the acquisitions, dispositions, and leasing activity in 2014.
Based on this review, the Compensation Committee approved awards at approximately 75% of target for the performance component of the LTIP. The following number of shares were granted to the Named Executive Officers on January 21, 2015 for this component: Mr. Mills - 30,551 shares; Mr. Fleming - 13,578 shares; Ms. Gill - 3,017 shares; and Mr. Hoover - 3,017 shares. The shares vest 25% on the date of grant, with 25% vesting on January 31 of each of the three years following the year in which the shares are granted.
2014 LTIP Time-Based Component
The remaining portion of our Named Executive Officers' LTIP opportunity is comprised of a time-based annual restricted stock grant. The Compensation Committee granted time-based restricted stock to the Named Executive Officers in January 2015 for this component. The following number of shares were granted on January 21, 2015: Mr. Mills - 13,578 shares; Mr. Fleming - 6,034 shares; Ms. Gill - 4,023 shares; and Mr. Hoover - 4,023 shares. The shares vest 25% on grant, with 25% vesting on January 31 of each of the three years following the year in which the shares are granted.
In accordance with SEC rules, the restricted stock granted in January 2015 pursuant to this component of our 2014 LTIP plan will be included in the Summary Compensation Table in 2015, the calendar year of the grant. Therefore, the grant date fair value for these awards will be included in the stock awards column of the Summary Compensation Table for 2015 and reflected in the Grants of Plan Based Awards table in 2015. The grant date fair values granted in in January 2014 for the 2013 LTIP for this component are included in the stock awards column of the Summary Compensation Table for 2014 and reflected in the Grants of Plan Based Awards table in 2014 that appear below.
2015 LTIP Plan
The Compensation Committee has approved the LTIP plan for 2015. As with 2014, each Named Executive Officer's annual LTIP target opportunity is divided between two components, a variable component that is earned based on achievement of quantitative and qualitative performance measures and a fixed component. With respect to the 2015 LTIP for the Chief Executive Officer, the Committee approved a target value of $2.25 million, reflecting an increase from the 2014 target value of $1.35 million. The Committee noted Mr. Mills' performance during 2014 and its desire to move his total target compensation opportunity closer to the median of the companies within our peer group, as defined on page 26, in approving the increased target value. The structure of the program is substantially similar to 2014.
Final Payouts under Historical LTIP Plan
In 2011, Wells Real Estate Funds, Inc. adopted a long term incentive plan for the employees of Wells Real Estate Advisory Services II, LLC. Effective March 1, 2013, we assumed the plan and agreed to pay any remaining amounts due under the plan. Mr. Mills, Ms. Gill, and Mr. Hoover were participants in the plan, and earned awards under the plan that were granted on January 1, 2011. In assuming the plan, we agreed to pay the cash amounts that remained to be distributed under the plan.
In 2013, the Named Executive Officers received a portion of the earned awards pursuant to the plan. The amounts paid in 2013 are included in the All Other Compensation column of the Summary Compensation Table for 2013. The final distribution under the plan was made in early 2015 and is included in the All Other Compensation column of the Summary Compensation Table for 2014.
Benefits and Perquisites
Our Named Executive Officers participate in our benefit plans on the same basis as all of our employees. We do not provide any perquisites to our Named Executive Officers.
We offer health insurance, group term life, accidental death and dismemberment insurance, and short-term and long-term disability coverage to all of our benefit-eligible employees. We do not offer any pension plans or nonqualified deferred compensation plans.
We also offer a 401(k) plan to our benefit-eligible employees, and provide a company match. Our Company match is provided to all eligible company employees on the same basis.
Other Compensation and Governance Policies
Clawback Policy
In February 2015, we adopted a recoupment or "clawback" policy in order to further align the interests of key employees with the interests of our stockholders and strengthen the link between total compensation and the Company's performance. Under this policy, we may seek to recover incentive-based compensation from any current or former officer of the Company at the senior vice president or higher officer level who received incentive-based compensation during the three-year period preceding the date on which we announce that we are required to restate any previously issued financial statements due to material noncompliance with any financial reporting requirement under federal securities laws.
Under the policy, the amount to be recovered will be based on the excess of the incentive-based compensation paid to the employee based on the erroneous data over the incentive-based compensation that would have been paid to the employee if the financial accounting statements had been as presented in the restatement. Incentive-based compensation is defined broadly to include bonuses, awards, or grants of cash or equity under any of the Company's short- or long-term incentive compensation or bonus plans, including but not limited to the STIC plan and the LTIP, in each instance where the bonuses, awards, or grants are based in whole or in part on the achievement of financial results. The policy gives the Compensation Committee discretion to interpret and apply the policy.
Stock Ownership Guidelines
Our Named Executive Officers are subject to stock ownership guidelines adopted by the Board in February 2015. The guidelines are intended to ensure that our executive officers maintain an equity interest in our Company at a level sufficient to assure our stockholders of their commitment to value creation, while addressing their individual needs for portfolio diversification. The stock ownership guidelines provides that, over a five-year period, the executive officers will attain ownership in our common stock valued at a multiple of their annual base salary (the "initial investment value") as set forth in the following table.

Position	Target Salary Multiple
Chief Executive Officer	6X
Chief Financial Officer	3X
Other Senior Vice Presidents	2X
The following count toward meeting the requirements: shares purchased on the open market; shares owned outright by the director or officer, or by members of his or her immediate family residing in the same household, whether held individually or jointly; restricted stock and stock-settled restricted stock units received pursuant to the Company's compensation plans, whether or not vested; and shares held in trust for the benefit of the director or officer or his or her immediate family, or by a family limited partnership or other similar arrangement. Stock options do not count toward the executive's ownership requirement.
The initial investment value is established based on the salary in place as of February 11, 2015, or the date of the executive's appointment to the applicable position, whichever is later. Executives must achieve the initial investment value by February 11, 2020, or within five years after the executive's appointment to the applicable position, whichever is later. Upon an executive satisfying the initial investment value, the number of shares required to be held by the executive to satisfy the ownership requirement shall be fixed and the executive should maintain ownership of at least that number of shares for so long as such executive continues to serve in such position with the Company.
Hedging, Pledging, and Insider Trading Policy
Our insider trading policy prohibits our employees, officers, and directors from engaging in the following transactions with respect to our securities: puts, calls, or other derivative securities, on an exchange or in any other organized market; short sales; and hedging or monetization transactions, such as zero-cost collars and forward-sale contracts. Our insider trading policy also prohibits our employees, officers, and directors from purchasing or selling our securities while in possession of material nonpublic information.
Our employees, officers, and directors are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan. None of our executive officers or directors holds any of our stock subject to pledge.
Review of Risk Associated with Compensation Plans
We periodically review our compensation policies and practices for all employees, including executive officers. As part of the review process, we identify the potential risk areas and we assess whether our practices pose any actual risks. The Compensation Committee's independent compensation consultant advises the Compensation Committee with respect to the risk assessment of our compensation programs for the Company. We undertook this review during 2014 and determined that our compensation programs are not reasonably likely to have a material adverse effect on us.
Granting of Equity Awards
We have been listed on the NYSE since October 2013. Prior to that time, we relied on third party appraisals to determine the pricing of our equity awards. The Compensation Committee has approved all grants of stock awards to executive officers and directors under our 2013 Long-Term Incentive Plan. Since October 2013, annual grants have been made at a scheduled Compensation Committee meeting in the first quarter of the year, generally in January or February. For grants with respect to 2014 performance, the Compensation Committee approved the grants at its meeting on January 21, 2015. To determine the number of shares granted, we convert the dollar value approved by the Compensation Committee to a number of shares using the trailing 10-day average of the closing price of our common stock on the NYSE.
Compensation Prior to 2013
During the year ended December 31, 2012, we did not have any employees, and our executive officers did not receive compensation directly from us for services rendered to us. Our executive officers were also officers of our former advisor and its affiliates and were compensated by these entities, in part, for their services to us. Under the terms of the advisory agreement, our advisor was responsible for providing our day-to-day management, subject to the supervision of our Board of Directors. Pursuant to the advisory agreement, we reimbursed our advisor for expenses incurred on our behalf. These expenses included salary reimbursements for Mr. Mills.
Impact of Regulatory Requirements on Compensation
Section 162(m) of the Code limits to $1.0 million a publicly-held company's tax deduction each year for compensation to any "covered employee," except for certain qualifying "performance-based compensation." Although to date Section 162(m) has not been an issue for us, as long as we qualify as a REIT we do not pay taxes at the corporate level. Therefore, we believe any potential future loss of deductibility of compensation which may occur would not have a significant adverse impact on us.
To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiary whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation.
Although we and the Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we may structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).
Report of the Compensation Committee
The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based, and setting the overall compensation principles that guide the committee's decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2014.

February 10, 2015	The Compensation Committee of the Board of Directors:
Neil H. Strickland (Chairman), John L. Dixon, Murray J. McCabe, and George W. Sands

2014 Summary Compensation Table
The following table sets forth information concerning total compensation for the Named Executive Officers for 2012, 2013, and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

E. Nelson Mills(5)	2014	688,500	—	1,350,000	852,498	82,332	2,973,330
President and Chief Executive Officer	2013	649,671	153,168	1,012,500	750,000	116,808	2,682,147
	2012	556,973	—	—	—	—	556,973

James A. Fleming(6)	2014	433,500	—	575,000	483,082	6,259	1,497,841
Executive Vice President and Chief Financial Officer	2013	170,371	325,000	375,000	—	2,214	872,585

Wendy W. Gill(6)	2014	265,200	—	200,000	197,517	42,215	704,932
Senior Vice President - Corporate Operations and Chief Accounting Officer	2013	250,363	77,400	100,000	192,602	60,838	681,203

Kevin A. Hoover(6)	2014	280,500	—	200,000	268,134	44,448	793,082
Senior Vice President - Real Estate Transactions

(1)
For Mr. Mills and Ms. Gill, represents discretionary bonuses approved by the Compensation Committee in 2013 for all of our employees that assisted in our transition to self-management to recognize the employees' extraordinary efforts in connection with the successful transition. For Mr. Fleming, represents the 2013 fixed bonus, negotiated in connection with his employment.

(2)
In accordance with SEC rules, the stock award column represents the grant date fair value of any stock awards granted during the applicable year. For 2014, it includes the time-based restricted stock grant under the 2013 LTIP and the performance component of the 2014 LTIP approved by the Compensation Committee on January 21, 2014, assuming target performance. The potential payouts under the performance component of the 2014 LTIP are performance-based and therefore were at risk. The values for the performance component of the 2014 LTIP award at January 21, 2014, assuming the highest level of performance conditions were achieved are as follows: Mr. Mills - $2,025,000; Mr. Fleming - $900,000; Ms. Gill - $200,000; and Mr. Hoover - $200,000. For a description of the 2014 LTIP, including the number of shares earned based on our 2014 performance, see "Long-Term Incentive Compensation Plan" above.

(3)
Represents the amounts earned under the STIC plan for the applicable year for meeting performance goals set by the Compensation Committee. The potential payouts under the plan are performance-based and therefore were at risk. For a description of the 2014 STIC plan, see "Short-Term Cash Incentive Compensation Plan" above. The 2014 STIC awards were paid in January 2015.

(4)	All other compensation for 2014 was comprised of the following:

	401(k) Match($)	Life Insurance($)	Historical LTIP($)	Total($)
E. Nelson Mills	18,201	598	63,533	82,332
James A. Fleming	5,750	509	—	6,259
Wendy W. Gill	17,092	598	24,525	42,215
Kevin A. Hoover	17,500	598	26,350	44,448
For more information about the historical LTIP, see "Payouts under Historical LTIP Plan" above.

(5)	For Mr. Mills, amounts for 2012 represent the compensation reimbursements we made to our advisor or its affiliates allocated to us for the applicable year.

(6)	Mr. Fleming became our employee on August 6, 2013. Ms. Gill first became a Named Executive Officer in 2013. Mr. Hoover first became a Named Executive Officer in 2014.

2014 Grants of Plan-Based Awards
The following table sets forth information with respect to potential payouts under the 2014 STIC plan and 2014 LTIP for the Named Executive Officers, as well as the time-based restricted stock granted under the 2013 LTIP. All awards are made under our stockholder-approved 2013 Long-Term Incentive Plan.

			Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	Grant Date Fair Value of Stock Awards($)(5)
Name	Plan	Grant Date(3)	Threshold ($)	Target ($)	Maximum($)	Threshold($)	Target ($)	Maximum($)	Number of Shares of Stock (#)(4)
E. Nelson Mills	2014 STIC		344,250	688,500	1,032,750
	2013 LTIP	1/21/2014							14,131	337,500
	2014 LTIP	1/21/2014				506,250	1,012,500	2,025,000		1,012,500

James A. Fleming	2014 STIC		195,075	390,150	585,225
	2013 LTIP	1/21/2014							5,234	125,000
	2014 LTIP	1/21/2014				225,000	450,000	900,000		450,000

Wendy W. Gill	2014 STIC		106,080	159,120	238,680
	2013 LTIP	1/21/2014							4,187	100,000
	2014 LTIP	1/21/2014				50,000	100,000	200,000		100,000

Kevin A. Hoover	2014 STIC		112,200	210,375	308,550
	2013 LTIP	1/21/2014							4,187	100,000
	2014 LTIP	1/21/2014				50,000	100,000	200,000		100,000

(1)
Represents the cash payout opportunity for 2014 under the STIC plan. The potential payouts are performance-based and therefore at risk. The amounts actually earned for 2014 are included in the non-equity incentive plan compensation column of the Summary Compensation Table. For a description of the 2014 STIC plan, see "Short-Term Cash Incentive Compensation Plan" above.

(2)
Represents the dollar value approved by the Compensation Committee for the payout opportunity under the performance component of the 2014 LTIP. The potential payouts are performance-based and therefore at risk. If earned, the dollar value is converted to a number of shares using the trailing 10-day average of the closing price of our common stock on the NYSE. For a description of the 2014 LTIP, including the number of shares earned based on our 2014 performance, see "Long-Term Incentive Compensation Plan" above.

(3)
Grant date reflects the date that the Compensation Committee granted the time-based restricted stock under the 2013 LTIP and approved the payout opportunities under the performance component of the 2014 LTIP.

(4)	Represents the number of shares of time-based restricted stock granted under the 2013 LTIP.

(5)
In accordance with SEC rules, represents the grant date fair value of time-based restricted stock awards granted under the 2013 LTIP and the dollar value approved by the Compensation Committee for the payout opportunity under the performance component of the 2014 LTIP, assuming target performance.

2014 Outstanding Equity Awards at Fiscal Year End
The following table sets forth information with respect to outstanding option and stock awards for each of the Named Executive Officers as of December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
E. Nelson Mills(4)	625	48.00	4/18/2007	4/18/2017
	250	48.00	9/12/2007	9/12/2017
					50,931	1,291,101
							(3)	1,012,500

James A. Fleming	—	—	—	—
					18,863	478,177
							(3)	450,000

Wendy W. Gill	—	—	—	—
					7,124	180,593
							(3)	100,000

Kevin A. Hoover	—	—	—	—
					7,124	180,593
							(3)	100,000

(1)	Represents the unvested portion of the performance-based restricted stock awards earned and the time-based restricted stock awards granted under the 2013 LTIP.

(2)	Market value is determined by multiplying the number of shares of stock that have not vested by the closing price of our common stock on the NYSE on December 31, 2014 of $25.35.

(3)
Represents the target dollar value under the performance component of the 2014 LTIP. The potential payouts for this component of the 2014 LTIP under the plan are performance-based and therefore at risk. If earned, the dollar value is converted to a number of shares using the trailing 10-day average of the closing price of our common stock on the NYSE. For a description of the plan, including the number of shares earned based on our 2014 performance, see "Long-Term Incentive Compensation Plan" above.

(4)
The option awards were granted to Mr. Mills in connection with his initial appointment to our Board as an independent director in April 2007 and his re-election to our Board in September 2007. On August 6, 2013, our Board of Directors approved a four-for-one reverse stock split, which became effective on August 14, 2013. The number of securities underlying the options and the option exercise price are adjusted for the reverse stock split.

2014 Option Exercises and Stock Vested
No options were exercised by any of the Named Executive Officers in 2014.

	Option Awards		Stock Awards
Name	Number of Shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
E. Nelson Mills	—	—	16,976	421,344
James A. Fleming	—	—	6,287	156,043
Wendy W. Gill	—	—	2,374	58,923
Kevin A. Hoover	—	—	2,374	58,923

(1)
Represents the 25% of the performance-based restricted stock awards earned under the 2013 LTIP and 25% of the time-based restricted stock awards granted under the 2013 LTIP. These stock awards vested on January 21, 2014.

(2)	Value realized on vesting is determined by multiplying the number of shares of stock that vested by the closing price of our common stock on the NYSE on the day the shares vested.
Pension and Deferred Compensation Plan
We do not offer any pension plans or nonqualified deferred compensation plans.
Employment Agreements
We have employment agreements with two of our Named Executive Officers. The agreements contain "double-trigger" change-of-control provisions and do not provide excise tax gross-up payments.
Term
On August 6, 2013, the Company entered into employment agreements with Mr. Mills, the Chief Executive Officer and President, and Mr. Fleming, the Chief Financial Officer and Executive Vice President. The terms of the employment agreements were approved by the Board based upon the recommendation of the Compensation Committee.
The agreements provide for a term commencing August 6, 2013, and ending December 31, 2016. In the event that the employment of the executive continues following the expiration of the agreement, their employment will be "at will" unless a new agreement is entered into relating to their continuing employment.
Compensation
During the term of each agreement, we will pay each executive an annual base salary, which will be reviewed annually and may be increased but may not be reduced without the executive's consent. In addition, during the term of the agreement, each executive will be eligible to receive cash incentive compensation as determined by the Compensation Committee. Each executive's target annual cash incentive compensation will be equal to a percentage of his base salary. For Mr. Mills, the target is 100% of base salary, and for Mr. Fleming, the target is 90% of base salary. For 2013 only, Mr. Fleming received a fixed cash bonus of $325,000, as negotiated in connection with his employment, and in light of the fact that he became an employee later in the year and forfeited his opportunity to earn a bonus for the year from his previous employer. The Compensation Committee will establish metrics applicable to the business performance of the Company and Messrs. Mills' and Fleming's respective individual performance which, along with the discretion of the Compensation Committee, will determine the amount of the cash bonus award on an annual basis.
During the term of the agreement, each executive will be eligible to receive equity awards under our 2013 Long-Term Incentive Plan and any other successor plan. Each award may be made in such amounts, and on such terms, as the Compensation Committee may determine in its sole discretion.
The executives are entitled to additional benefits, including participation in all of our present and future employee benefit and retirement plans generally available to the Company's employees, no fewer than 20 days per full year of vacation, and reimbursement of reasonable business expenses.

Clawback
The Company may recover any bonus, incentive-based, equity-based, or other similar compensation paid pursuant to the agreements, as and to the extent required by applicable law, governmental regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to such laws, regulations or requirements).
Payments Upon Termination
Under the agreements, we are required to provide any earned but unpaid base salary and other vested benefits to each executive in the event of a termination of his employment. In addition, each executive will have the right to additional compensation and benefits depending upon the manner of termination of his employment, as summarized below.
By Us Without Cause or by the Executive for Good Reason
If either executive's employment is terminated by us without "cause" or by the executive for "good reason" (as defined in the agreement) during the term of the agreement, then, subject to the condition that the executive executes a general release:

•
we will pay an amount equal to the product of: (1) a "Severance Multiple," equal to 2.0 for Mr. Mills and 1.5 for Mr. Fleming; and (2) the sum of: (a) the executive's base salary; and (b) the average of the actual annual cash incentive compensation received by the executive during the prior three years (or such shorter period, as applicable).

•
all equity awards with time-based vesting will immediately vest in accordance with their terms, and any equity awards that are subject to subsequent performance-based vesting conditions will vest pro-rata, if at all, if the Compensation Committee determines that the performance goals, conditions, or metrics related to the award have been achieved, and which pro-rata vesting will be based upon a "Pro Rata Multiple," the numerator of which will be equal to the number of days the executive was employed by us from the commencement of the applicable performance period through the date of termination, and the denominator of which will be equal to the total number of days in the applicable performance period. In addition, for any equity awards that the executive would have been entitled to be granted for the then-current performance period (based on the satisfaction of established performance goals, conditions, or metrics for such performance period) if the executive had continued to be employed by us at the time of grant, subject to the Compensation Committee's determination, in its reasonable discretion, that such performance goals, conditions, or metrics have been achieved and at what level, we will pay the executive a cash payment equal to the dollar value of such equity award, multiplied by the Pro Rata Multiple; and

•
we will reimburse the executive for the difference between any monthly COBRA premium paid by the executive for himself and his dependents and the monthly premium amount for such group health plan coverage paid by us for similarly situated active executives. These payments will continue until the earliest of: (1) the 18 month anniversary of the date of termination of the executive's employment, (2) the date the executive is no longer eligible to receive COBRA continuation coverage, and (3) the date on which the executive becomes eligible to receive substantially similar coverage from another employer.

Change in Control
In the event that either executive's employment is terminated within 12 months after the occurrence of the first event constituting a "change in control" (as defined in the agreement) of the Company, and the executive's employment is terminated by us without "cause" or by the executive with "good reason," generally referred to as a "double trigger," then, subject to the condition that the executive execute a general release, we will provide the payments and benefits set forth above, except the Severance Multiple will be equal to 3.0 for Mr. Mills and 2.0 for Mr. Fleming.
Death or Disability
In the event that (i) the executive's employment terminates due to death or disability during the term of the agreement, or (ii) the term of the agreement expires, contemporaneously with such expiration the executive's employment is terminated by us without "cause," or the executive resigns with "good reason," and the executive executes a general release, then the executive will receive accelerated vesting of his equity awards, but will not receive any severance payments.
Section 280G "Better of" Provision
The agreements include a Section 280G "better of" provision, meaning, if any of the payments or benefits provided to the executive under the agreement or otherwise would constitute parachute payments within the meaning of Section 280G of the Code and be subject to the excise tax imposed under Section 4999 of the Tax Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if he received the full payments and benefits.

Restrictive Covenants
During the term of the agreements and for a period of 18 months thereafter for Mr. Mills and 12 months thereafter for Mr. Fleming, each executive has agreed to certain noncompetition and nonsolicitation provisions. In addition, the executives have agreed to certain nondisclosure provisions and intellectual property right provisions, applicable both during and after their employment with us, and certain nondisparagement provisions applicable during the term of the agreement and during the two-year period immediately following any termination of employment. However, the noncompetition and nonsolicitation provisions will not be applicable to an executive following his termination of employment in the event that such termination occurs upon or following the expiration of the term of his agreement.
2013 Long-Term Incentive Plan
In 2013, our stockholders approved our 2013 Long-Term Incentive Plan. The 2013 Long-Term Incentive Plan was designed to provide us with the flexibility to offer performance-based compensation, including stock-based and incentive cash awards, as part of an overall compensation package to attract, motivate, and retain qualified personnel. Certain officers, key employees, nonemployee directors, or consultants of ours and our subsidiaries are eligible to be granted cash awards, stock options, stock appreciation rights, restricted stock, deferred stock awards, other stock-based awards, dividend equivalent rights, and performance-based awards under the 2013 Long-Term Incentive Plan at the discretion of our Compensation Committee.
Potential Payments Upon Termination or Change of Control
The following table shows the potential payments to certain of the Named Executive Officers upon a termination of employment under various circumstances. In preparing the table, we assumed the termination occurred on December 31, 2014. The closing price per share of our common stock on December 31, 2014 was $25.35. There can be no assurance that a termination or change of control would produce the same or similar results as those shown below if it occurs on any other date or at any other price.

Name	Termination Scenario	Cash ($)	Accelerated Vesting of Restricted Stock ($)(3)	Health and Welfare Benefits ($)	Total ($)
E. Nelson Mills(1)	Termination Without Cause/For Good Reason	2,877,000	2,641,101	40,839	5,558,940
	Change in Control	4,315,500	2,641,101	40,839	6,997,440
	Death/Disability	—	2,641,101	—	2,641,101

James A. Fleming(1)	Termination Without Cause/ For Good Reason	1,235,475	1,078,177	40,839	2,354,491
	Change in Control	1,647,300	1,078,177	40,839	2,766,316
	Death/Disability	—	1,078,177	—	1,078,177

Wendy W. Gill(2)	Termination Without Cause/ For Good Reason	198,900	180,593	—	379,493
	Change in Control	198,900	180,593	—	379,493
	Death/Disability	—	180,593	—	180,593

Kevin A. Hoover(2)	Termination Without Cause/ For Good Reason	210,375	180,593	—	390,968
	Change in Control	210,375	180,593	—	390,968
	Death/Disability	—	180,593	—	180,593

(1)	For Mr. Mills and Mr. Fleming, represents potential payouts pursuant to the terms of their employment agreements.

(2)	For Ms. Gill and Mr. Hoover, represents 39 weeks of base pay pursuant to the terms of the Severance Pay Plan applicable to all of our employees not otherwise subject to an employment agreement.

(3)
For purposes of calculating potential payouts for termination without cause or by the executive for good reason, we have assumed that the Compensation Committee has determined that the performance goals for equity awards subject to subsequent performance-based vesting conditions have been achieved at target and that time-based awards for the current year were also accelerated. With respect to certain payouts, the payout would be the cash value of the stock.

The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a nondiscriminatory basis to salaried employees upon termination of employment. These include:

•	distribution of balances under our 401(k) plan;

•	life insurance proceeds in the event of death; and

•	disability insurance payouts in the event of disability.

DIRECTOR COMPENSATION
2014 Director Compensation Program
We provided compensation to our nonemployee directors for their services as directors for 2014 as follows:

•	an annual cash retainer of $65,000;

•
an annual equity retainer of $40,000 for the first nine months of 2014, adjusted to $60,000 effective October 1, 2014, granted under our 2013 Long-Term Incentive Plan in the form of vested common stock paid on a quarterly basis;

•
an annual cash retainer of $50,000 for the nonexecutive chairperson of the board and an annual cash retainer for each committee chairperson as follows: Audit Committee, $15,000; Operations Committee, $13,500; Compensation Committee, $10,000; and Nominating and Corporate Governance Committee, $8,500;

•
an annual cash retainer for serving on a committee as follows: Audit Committee, $7,500; Operations Committee, $6,750; Compensation Committee, $5,000; and Nominating and Corporate Governance Committee, $4,250;

•	a per-meeting fee of $1,500 per board meeting attended in excess of the sixth board meeting attended; and

•	a per-meeting fee of $1,500 per committee meeting attended in excess of the sixth committee meeting.
In addition, all directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors. We did not provide any perquisites to our directors.
Stock Ownership Guidelines
The Board has established stock ownership guidelines for nonemployee directors, as set forth in our Corporate Governance Guidelines. Each nonemployee director is required to acquire and hold shares of our stock having an initial investment value equal to three times the annual cash retainer. For directors in office as of September 1, 2013, the initial investment value is set at $195,000 (three times the annual cash retainer of $65,000 effective on that date). For directors who join the Board after such date, the initial investment value is equal to three times the annual cash retainer in effect on the date they join the Board. Unvested shares of restricted stock and stock units count toward a nonemployee director's ownership requirement, but stock options are not included.
Nonemployee directors are expected to achieve the initial investment value by September 1, 2018, or five years after the nonemployee director's appointment to the Board, whichever is later. Upon a director satisfying the initial investment requirement, the number of shares required to be held by the director to satisfy the ownership requirement is fixed and the director should maintain ownership of at least that number of shares for so long as such director continues to serve on the Board.
Until the investment requirement is achieved, the director is required to retain "net gain shares" resulting from the issuance of common stock, exercise of stock options, the vesting of restricted stock, or the settlement of restricted stock units granted under the Company's equity compensation plans. Net gain shares are the shares remaining after the payment of the option exercise price and taxes owed with respect to the issuance, exercise, vesting, or settlement event.

2014 Director Compensation Table
The following table sets forth information concerning the 2014 compensation of our nonemployee directors that served during any part of 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Charles R. Brown(2)	83,750	45,004	128,754
Richard W. Carpenter(2)	91,750	45,004	136,754
Bud Carter(2)	83,500	45,004	128,504
John L. Dixon	142,750	45,004	187,754
Murray J. McCabe	84,250	45,004	129,254
George W. Sands	91,000	45,004	136,004
Neil H. Strickland(2)	94,250	45,004	139,254
Thomas G. Wattles	86,750	45,004	131,754

(1)
On January 21, 2014, April 1, 2014, and July 1, 2014, and, we granted 418, 371, and 377 shares of common stock, respectively, to each of our nonemployee directors. The number of shares for each grant was determined by dividing $10,000 (representing the quarterly payment amount of the annual equity retainer through September 30, 2014) by $23.884, $26.954, and $26.510 per share, respectively, (the average closing prices of the common stock of the 10 trading days prior to the grant date) under the 2013 Long-Term Incentive Plan. On October 1, 2014, we granted 620 shares of common stock to each of our nonemployee directors. The number of shares was determined by dividing $15,000 (representing the quarterly payment amount of the annual equity retainer effective October 1, 2014) by $24.254 per share (the average closing prices of the common stock of the then trading days prior to the grant date) under the 2013 Long-Term Incentive Plan.

(2)
At December 31, 2014, Messrs. Brown, Carpenter, Carter, and Strickland each held options to purchase 750 shares of common stock at an exercise price of $48.00. We adopted an Independent Director Stock Option Plan in September 2003, which was suspended in 2007 and terminated in 2013.

STOCK OWNERSHIP
The following table shows, as of February 13, 2015, the amount of our common stock and stock options to purchase shares of our common stock (as indicated below) beneficially owned by our directors, our Named Executive Officers and all of our directors and executive officers as a group, and persons that beneficially owned more than 5% of the shares of common stock as of February 13, 2015. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. None of our executive officers or directors holds any of our stock subject to pledge.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage
Charles R. Brown(2)	4,420	*
Richard W. Carpenter(2)	8,394	*
Bud Carter(2)(3)	15,206	*
John L. Dixon	16,600	*
James A. Fleming	38,605	*
Wendy W. Gill	14,159	*
Kevin A. Hoover	14,787	*
Murray J. McCabe	7,102	*
E. Nelson Mills(4)	98,729	*
Michael S. Robb	585	*
George W. Sands	3,394	*
Neil H. Strickland(2)	4,144	*
Thomas G. Wattles	6,812	*
All directors and executive officers (13 persons)(5)	232,937	*
5% Stockholders
40 North Management LLC(6)	8,138,468	6.51%
The Vanguard Group, Inc.(7)	7,926,827	6.34%
BlackRock Fund Advisors(8)	6,624,037	5.30%
* Less than 1% of the outstanding common stock.

(1)
Address of each named beneficial owner is c/o Columbia Property Trust, Inc., One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328. For purposes of the table, and in accordance with SEC rules, shares of common stock are considered "beneficially owned" if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to divest of or direct the divestment of the securities. A person is also considered to beneficially own shares of common stock that he, she, or it has the right to acquire within 60 days of February 13, 2015.

(2)	Includes options to purchase up to 750 shares of common stock that are exercisable within 60 days of February 13, 2015.

(3)	Includes 8,134 shares owned by Mr. Carter's spouse.

(4)	Includes options to purchase up to 875 shares of common stock Mr. Mills was granted as an independent director that are exercisable within 60 days of February 13, 2015.

(5)	Includes options to purchase an aggregate of up to 3,875 shares of common stock that are exercisable within 60 days of February 13, 2015.

(6)
Based on a Schedule 13D filed with the SEC on November 24, 2014 on behalf of 40 North Management LLC, a Delaware limited liability company ("40 North Management"), 40 North Investments LP, a Delaware limited partnership ("40 North Investments"), 40 North Investment Partners LP, a Delaware limited partnership ("40 North Partners"), 40 North GP LLC, a Delaware limited liability company, 40 North GP II LLC, a Delaware limited liability company (together with 40 North GP LLC, the "40 North GPs"), David S. Winter, an American citizen, and David J. Millstone, an American citizen (all of the foregoing, collectively, the "Reporting Persons"). According to the Schedule 13D, 40 North Investments and 40 North GP LLC beneficially owned 7,203,645 shares, 40 North Partners and 40 North GP II LLC beneficially owned 934,823 shares. 40 North Management has sole power to vote and sole power to dispose of all such shares. Each of 40 North Investments, 40 North GP LLC, Mr. Winter, and Mr. Millstone has shared power to vote and shared power to dispose of the 7,203,645 shares held directly by 40 North Investments, and each of 40 North Partners, 40 North GP II LLC, Mr. Winter, and Mr. Millstone have shared power to vote and shared power to dispose of the 934,823 shares held directly by 40 North Partners. The business address for the Reporting Persons is 9 West 57th Street, 30th Floor, New York, New York 10019.

(7)
As of December 31, 2014. Based solely upon information provided in a Schedule 13G filed with the SEC on February 11, 2015, the Vanguard Group beneficially owned 7,926,827 shares of common stock, 7,854,331 of which it has sole dispositive power with respect thereto, and 72,496 of which it has sole voting and sole dispositive power with respect thereto. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(8)
As of December 31, 2014. Based solely upon information provided in a Schedule 13G filed with the SEC on February 3, 2015, BlackRock, Inc. beneficially owned 6,624,037 shares, all of which it has sole dispositive power with respect thereto and 5,983,618 of which it has sole voting power with respect thereto. The business address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

RELATED PARTY TRANSACTIONS
Our Audit Committee is responsible for reviewing and approving all related party transactions requiring disclosure under SEC rules, meaning any transaction, arrangement, or relationship in which:

•	the amount involved may be expected to exceed $120,000 in any fiscal year,

•	we will be a participant, and

•	a related person has a direct or indirect material interest.
A related person is an executive officer, director, or nominee for election as director, or a greater than 5% beneficial owner of our common stock, or an immediate family member of the foregoing. Approval of a related party transaction requires a majority of the Audit Committee to find the transaction is fair and reasonable to us.
In addition, our Code of Business Conduct and Ethics lists examples of types of transactions with affiliates that would create prohibited conflicts of interest. Under the Code of Business Conduct and Ethics, our officers and directors are required to promptly bring potential conflicts of interest to the attention of the chairman of our Audit Committee.
We did not have any related party transactions in 2014.
OTHER INFORMATION FOR STOCKHOLDERS
Section 16(a) Beneficial Ownership Reporting Compliance
Under federal securities laws, directors, executive officers, and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to disclose when these reports were not filed when due. Based solely on our review of copies of the reports filed with the SEC and written representations of our directors and executive officers, we believe all persons subject to these reporting requirements filed the reports on a timely basis in 2014.
Stockholder Proposals
Rule 14a-8 Stockholder Proposals
Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2016 annual meeting must be received by our Corporate Secretary at our executive offices no later than November 21, 2015.
Stockholder Proposal of Business or Nomination of Directors Outside of Rule 14a-8
Stockholder proposals or nominations for director to be brought before our 2016 annual meeting other than in accordance with Rule 14a-8 must satisfy the requirements of Article II, Section 2.12 of our Bylaws. To be timely, written notice of such proposal must be delivered to the Corporate Secretary no earlier than 150 days and no later than 120 days before the first anniversary of the date of the preceding year's proxy statement, or between October 22, 2015 and November 21, 2015. If there is a delay or advancement of the annual meeting by more than 30 days compared to the prior year, the notice deadline is no earlier than 150 days and no later than the later of 120 days before the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. The notice of the proposal or nomination must address the specific information set forth in our Bylaws.

Contact Information
Stockholder proposals or nominations should be sent to Corporate Secretary, Columbia Property Trust, Inc., One Glenlake Parkway, Suite 1200, Atlanta, Georgia 30328.

PROPOSALS YOU MAY VOTE ON
Whether or not you plan to attend the meeting and vote in person, we urge you to have your vote recorded. Stockholders have the following three options for submitting their votes by proxy:

(1)	over the Internet at the web address noted in the Notice of Internet Availability of Proxy Materials or proxy card (if you received a proxy card),

(2)	by telephone through the number noted in the proxy card (if you received a proxy card), or

(3)	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith.
Your vote is very important! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

PROPOSAL 1 -- ELECTION OF DIRECTORS
At the annual meeting, you and the other stockholders will vote on the election of eight nominees to our Board of Directors. Those persons elected will serve as directors for a one year term until the 2016 annual meeting and until their successors are duly elected and qualified.
The Board of Directors has nominated the following persons for election as directors:
Charles R. Brown
Richard W. Carpenter
John L. Dixon
Murray J. McCabe
E. Nelson Mills
Michael S. Robb
George W. Sands
Thomas G. Wattles
Each of the nominees for director is a current member of our Board of Directors. Detailed information on each nominee is provided beginning on page 10.
Recommendation
Your Board of Directors unanimously recommends a vote "FOR" all eight nominees for director.

PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee appointed Deloitte & Touche LLP to audit our consolidated financial statements for the year ended December 31, 2014, and to prepare a report on the audit. Our Audit Committee anticipates appointing Deloitte to audit our consolidated financial statements for the year ending December 31, 2015, and to prepare a report on the audit.
We are asking our stockholders to ratify the anticipated appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2015. Although ratification is not required by our bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte to our stockholders for ratification because we value our stockholders' views on the Company's independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
A representative of Deloitte will be present at the annual meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions by stockholders.
For more information about the aggregate fees billed to us by Deloitte for professional accounting services, the Audit Committees preapproval policies and the Report of the Audit Committee, see "Audit Matters" beginning on page 22.
Recommendation
Your Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of the independent registered public accountants.

PROPOSAL 3 -- ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles of our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), stockholders have the opportunity to vote, on an advisory basis, to approve the compensation of our Named Executive Officers. This is often referred to as "say on pay," and provides you, as a stockholder, with the ability to cast a vote with respect to our 2014 executive compensation programs and policies and the compensation paid to the Named Executive Officers as disclosed in this proxy statement through the following resolution:
"RESOLVED, that the stockholders approve the compensation of the Named Executive Officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement."
As discussed in "Executive Compensation - Compensation Discussion and Analysis," the compensation paid to our Named Executive Officers reflects the following objectives of our compensation program:

•	to attract, retain, and motivate talented executives;

•	to provide incentives for the attainment of short-term operating objectives and strategic long-term performance goals; and

•	to emphasize and award achievement of long-term objectives that are consistent with our strategic focus on growth, operations, brand development, and stockholder returns.
For more information about our executive compensation program, see "Executive Compensation" beginning on page 24.
Although the vote is nonbinding, the Compensation Committee will review the voting results. To the extent there is any significant negative vote, we will consult directly with stockholders to better understand the concerns that influenced the vote.
Recommendation
Your Board of Directors unanimously recommends a vote "FOR" the approval, on an advisory basis, of executive compensation.

COLUMBIA PROPERTY TRUST, INC. PROXY FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Your Proxy Vote is important!
Please remember that you can Vote your Proxy by INTERNET or TELEPHONE.
It Saves Money! Voting by Internet or telephone saves postage costs, which can help minimize Columbia's expenses.
It Saves Time! Vote instantly by Internet or telephone - 24 hours a day.
It's Easy! Just follow these simple steps:
1. Read your proxy statement and have it in hand.
2. Call toll-free 1-800-337-3503, or go to the website: www.columbiapropertytrust.com/proxy
3. Follow the recorded or on-screen instructions.
4. Unless you wish to change your vote, do not mail your proxy card if you vote by Internet or telephone.

Please detach at perforation before mailing.

PROXY	COLUMBIA PROPERTY TRUST, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 4, 2015 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	PROXY
The undersigned stockholder hereby appoints E. Nelson Mills, James A. Fleming, and Wendy W. Gill, and each of them, as proxy and attorney-in-fact, each with the power to appoint his or her substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Columbia Property Trust, Inc., to be held on May 4, 2015, at 1:30 p.m. (ET), at The Westin Atlanta Perimeter North, 7 Concourse Parkway, NE, Atlanta, Georgia 30328, and at any postponements or adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposals 2 and 3. The proxies are authorized to vote on such other matters as may properly come before the meeting or any postponements or adjournments thereof in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion.

Internet or telephone proxy authorization must be received by 11:59 p.m. (ET), May 3, 2015, in order for your votes to be certified in the final tabulation.
VOTE BY INTERNET: www.columbiapropertytrust.com/proxy VOTE BY TELEPHONE: 1-800-337-3503
999 9999 9999 999

Note: Please sign exactly as your name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, guardian, or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

	Stockholder sign here	Date

	Co-Owner sign here	Date

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EVERY STOCKHOLDER'S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Columbia Property Trust, Inc.
Stockholder Meeting to Be Held on May 4, 2015

The Proxy Statement and driving directions for this meeting as well as the 2014 Annual Report are available at: www.columbiapropertytrust.com/proxy.

You are receiving this communication because you hold shares in Columbia Property Trust, Inc. (“Columbia”). This is to inform you that the materials you should review before casting your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you in this packet and online. We encourage you to access and review all of the important information contained in the proxy materials before voting.

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY.

Please detach at perforation before mailing.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.
IF YOU PREFER, YOU MAY INSTEAD VOTE YOUR PROXY BY INTERNET OR TOUCH-TONE PHONE.
PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

Unless you direct otherwise, this submitted proxy will be voted as our Board recommends.

OUR BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

1.	To vote for the election of eight directors:				FOR ALL	WITHHOLDALL	FOR ALL EXCEPT
	01. Charles R. Brown	02. Richard W. Carpenter	03. John L. Dixon		☐	☐	☐
	04. Murray J. McCabe	05. E. Nelson Mills	06. Michael S. Robb
	07. George W. Sands	08. Thomas G. Wattles

To withhold authority to vote "FOR" any individual nominee, mark the "FOR ALL EXCEPT" box and write the nominee'(s) number(s) on the line below.

					FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2015.				☐	☐	☐

3.	To approve, on an advisory basis, executive officer compensation, sometimes referred to as a "say on pay".				☐	☐	☐

To consider and act upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
			YES	NO
I PLAN TO ATTEND THE ANNUAL STOCKHOLDER MEETING AT 1:30 PM ET ON MAY 4, 2015 IN ATLANTA, GEORGIA.			☐	☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TODAY.

CPT_26428_022715